UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Monster Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 29, 2009

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:00 a.m. on Monday, June 22, 2009, at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10036. You will need to provide valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the Annual Meeting.

At the Annual Meeting, you will be asked to elect seven directors from among the nominees described in the enclosed Proxy Statement, approve an amendment to the Company’s 2008 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan and ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting; however, whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by Internet or telephone. If you received a printed copy of the proxy materials, you may also vote by mail by signing, dating and returning the enclosed proxy card.

Thank you for your cooperation.

Very truly yours,

SALVATORE IANNUZZI
Chairman of the Board of Directors, President
and Chief Executive Officer

MONSTER WORLDWIDE, INC.
622 THIRD AVENUE, 39TH FLOOR
NEW YORK, NEW YORK 10017
(212) 351-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2009 Annual Meeting of Stockholders of Monster Worldwide, Inc. will be held on Monday, June 22, 2009 at 10:00 a.m. at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10036 for the following purposes:

(1) To elect seven directors from among the nominees described in this Proxy Statement;

(2) To approve an amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan;

(3) To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(4) To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

All stockholders of record at the close of business on April 23, 2009 will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. You will need to provide valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the Annual Meeting.

Whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by Internet or telephone. If you received a printed copy of the proxy materials, you may also vote by mail by signing, dating and returning the enclosed proxy card. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

MICHAEL C. MILLER
Executive Vice President, General
Counsel and Secretary

Page

ABOUT THE MEETING AND THE PROXY MATERIALS	1
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	4
EXECUTIVE COMPENSATION	11
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	36
PROPOSAL NO. 2 — APPROVAL OF AN AMENDMENT TO THE MONSTER WORLDWIDE, INC. 2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN	40
PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	46
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	49
AUDIT MATTERS	49
REPORT OF THE AUDIT COMMITTEE	50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
OTHER BUSINESS	52
STOCKHOLDER PROPOSALS AND COMMUNICATIONS	52
ANNEX A: MONSTER WORLDWIDE, INC. 2008 EQUITY INCENTIVE PLAN, AS AMENDED	A-1

PROXY STATEMENT

This Proxy Statement contains information relating to the 2009 Annual Meeting of Stockholders of Monster Worldwide, Inc. (referred to in this Proxy Statement as “we,” “Monster” or the “Company”) to be held on Monday, June 22, 2009, beginning at 10:00 a.m. at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10036, and at any postponements or adjournments thereof.

We are mailing a printed copy of this Proxy Statement, a proxy card and the 2008 Annual Report of the Company to certain stockholders and a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) to other stockholders beginning on or around April 29, 2009. The Annual Report being made available on the Internet and mailed with the Proxy Statement is not part of the proxy-soliciting materials.

ABOUT THE MEETING AND THE PROXY MATERIALS

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement, consisting of the election of directors from among the nominees described in this Proxy Statement, the approval of an amendment to the Company’s 2008 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan and the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm. In addition, management will report on the performance of the Company during 2008 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, in writing or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. We have engaged Innisfree M&A Incorporated to assist in the distribution of proxy materials and the solicitation of proxies. We will pay Innisfree a fee of $15,000 plus customary costs and expenses for these services. The Company has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 23, 2009, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting, or any postponements or adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

What are the voting rights of the holders of common stock?

On April 23, 2009, there were 126,047,291 shares of common stock outstanding. Each outstanding share of common stock will be entitled to one vote on each matter acted upon.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting.

How do I vote?

If you are a registered stockholder, you can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so by Internet or telephone or, if you received a printed copy of your proxy materials, by mail. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board of Directors recommends that you vote by proxy. If you hold your shares through a broker or other nominee or if you hold your shares through the Monster Worldwide, Inc. 401(k) Savings Plan (the “401(k) Plan”), please refer to the voting procedures described below.

Vote by Internet

You can vote your shares by Internet on the voting website, which is www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Sunday, June 21, 2009. You will have the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail but choose to vote by the Internet, you do not need to return your proxy card.

Vote by Telephone

You can also vote your shares by telephone by calling the toll-free number provided on the voting website, which is www.proxyvote.com, and on the proxy card. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Sunday, June 21, 2009. Voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail but choose to vote by telephone, you do not need to return your proxy card.

Vote by Mail

If you received a printed copy of your proxy materials, you can vote by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. (Eastern Daylight Time) on Sunday, June 21, 2009. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

Voting at the Annual Meeting

If you wish to vote at the Annual Meeting, written ballots will be available at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Voting by proxy, whether by Internet, telephone or mail, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

Voting for Stockholders that Hold Shares Through a Broker or Nominee

If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer the ability to provide voting instructions by Internet, telephone and mail.

Voting for 401(k) Plan Participants

Each participant in the 401(k) Plan is entitled to direct the trustee of the 401(k) Plan to vote the shares of our common stock attributable to the participant’s account in the 401(k) Plan. The trustee of our 401(k) Plan is Charles Schwab. Participants in the 401(k) Plan should have received instructions with their proxy materials explaining how the participants can vote the shares of our common stock attributable to their accounts in the 401(k) Plan. Please read the instructions carefully, as the deadline for voting shares held in the 401(k) Plan is Wednesday, June 17, 2009. Votes are tabulated by Broadridge Financial Solutions, an independent third party. Each participant’s votes are confidential and will not be divulged by the trustee or Broadridge Financial Solutions to any person, including officers and employees of the Company. The trustee will vote the shares held by the 401(k) Plan on the basis of the final tabulation results. As a general rule, shares of our common stock held in the 401(k) Plan for which no instructions are received will be voted by the trustee in the same proportion as the shares of our common stock for which voting instructions have been received, subject to compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, one of the federal laws applicable to the 401(k) Plan.

Can I change my vote?

If you are a registered stockholder, you can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can deliver a valid written proxy with a later date or follow the instructions given for changing your vote by Internet or telephone; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

What do I need to do to attend the Annual Meeting?

You will need to provide valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the Annual Meeting.

What are the Board of Directors’ recommendations?

The Board of Directors recommends you vote in favor of:

•	Proposal No. 1, FOR the election of the nominated slate of directors described in this Proxy Statement to serve for the ensuing year;

•	Proposal No. 2, FOR approval of an amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan; and

•	Proposal No. 3, FOR ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

What vote is required to approve each item?

The seven nominees receiving the highest number of affirmative votes of the total votes cast at the Annual Meeting, either in person or by proxy, shall be elected as directors.

Our Corporate Governance Guidelines set forth our procedures if a nominee receives more “withhold authority” votes than affirmative votes for his or her election. A nominee for director who receives a greater number of “withhold authority” votes from his or her election than affirmative votes for such election is required to tender his or her resignation to the Chairman of the Board of Directors following certification of the stockholder vote. The Corporate Governance and Nominating Committee is required to consider the offer to resign and recommend to the Board of Directors what action the Corporate Governance and Nominating Committee believes should be taken in response to the offered resignation. The Board of Directors is required to take action with respect to this recommendation within 90 days following certification of the stockholder vote. The Board of Directors will then disclose its decision whether to accept the resignation offer, in a Form 8-K to be filed or furnished with the U.S. Securities and Exchange Commission (“SEC”).

Approval of the amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan and the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote cast FOR each proposal at the Annual Meeting by the majority of the shares present in person or by proxy and entitled to vote thereon.

What is the effect of abstentions and broker non-votes?

With respect to the election of directors, stockholders may vote in favor of or withhold their votes for each nominee. There is no box to “abstain,” but withholding authority to vote for a nominee is the equivalent of abstaining. With respect to any proposal other than the election of directors, stockholders may vote in favor of or against the proposal, or abstain from voting. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted.

Brokers who hold shares of common stock for the accounts of their clients must vote such shares as directed by their clients. If brokers do not receive instructions from their clients, the brokers may vote the shares in their own discretion in certain circumstances. Brokers are permitted to vote their clients’ shares in their own discretion as to the election of directors and the ratification of accountants. Other proposals are “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” The Company will count the shares represented by broker non-votes in determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote for Proposal No. 2.

What happens if additional matters are presented at the Annual Meeting?

We do not know of any business or proposals to be acted upon at the Annual Meeting other than the items described in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the named proxies to vote on such matters in accordance with their best judgment.

What if I am a registered stockholder and I provide a proxy but do not provide specific voting instructions?

Proxies of registered stockholders that do not contain voting instructions for one or more items will be voted with respect to those items as follows: (1) FOR the election of all director nominees described in this Proxy Statement; (2) FOR approval of the amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan; (3) FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm; and (4) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Who will count the votes?

We have hired a third party, Broadridge Financial Solutions, to be the inspector of elections and tabulate the votes cast at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in our quarterly report on Form 10-Q for the second quarter ending June 30, 2009.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Our Board of Directors is committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. Reflecting its commitment to continuous improvement, the Board of Directors reviews its governance practices on an ongoing basis to ensure that they promote stockholder value.

How are nominees for election to our Board of Directors selected?

The Corporate Governance and Nominating Committee recommends to the Board of Directors individuals as nominees for election to the Board of Directors at annual meetings of the Company’s stockholders and to fill any vacancy or newly created directorship on the Board of Directors. The Corporate Governance and Nominating Committee does not have specific minimum qualifications that must be met by a candidate in order to be considered for nomination to the Board of Directors. In identifying and evaluating nominees for director, the Corporate Governance and Nominating Committee considers each candidate’s experience, integrity, background and skills, as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors. In accordance with its charter and with our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee endeavors to ensure that two-thirds of the Company’s Board of Directors consists of independent directors as defined in both the New York Stock Exchange Listed Company Manual (the “NYSE Listed Company Manual”) and in our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee’s charter and our Corporate Governance Guidelines are available through the “Corporate Governance” section of our company website. Our company website is located at http://corporate.monster.com and the “Corporate Governance” section is located at http://corporate.monster.com/Investor_Relations/corporate_governance.html.

The Corporate Governance and Nominating Committee will consider on an ongoing basis stockholder nominations as nominees for election to the Board of Directors. In evaluating such nominations, the Corporate Governance and Nominating Committee will use the same selection criteria the Corporate Governance and Nominating Committee uses to evaluate other potential nominees. Any stockholder may suggest a nominee by sending the following information to our Corporate Governance and Nominating Committee: (1) your name, mailing address and telephone number, (2) the suggested nominee’s name, mailing address and telephone number, (3) a statement whether the suggested nominee knows that his or her name is being suggested by you, (4) the suggested nominee’s resume or other description of his or her background and experience and (5) your reasons for suggesting that the individual be considered. The information should be sent to the Corporate Governance and Nominating Committee addressed as follows: Corporate Governance and Nominating Committee of the Board of Directors, Monster Worldwide, Inc., 622 Third Avenue, 39th Floor, New York, New York 10017.

Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws. To be timely, the Company must receive such nomination for the 2010 Annual Meeting of Stockholders at its principal office at 622 Third Avenue, 39th Floor, New York, New York 10017 no earlier than February 13, 2010 and no later than March 15, 2010. For more information on stockholder proposals, see “Stockholder Proposals and Communications” on page 52.

All seven of the director nominees identified in this Proxy Statement currently serve as directors of the Company and all have been recommended by our Corporate Governance and Nominating Committee to our Board of Directors for re-election. The Corporate Governance and Nominating Committee recommends candidates to the full Board of Directors after receiving input from all directors. The Corporate Governance and Nominating Committee members, other members of the Board of Directors and senior management discuss potential candidates during this search process.

Have there been any additions to the Board of Directors since the 2008 annual meeting of stockholders held in June 2008, and what was the process?

Since our 2008 annual meeting, the Board of Directors elected Roberto Tunioli to the Board of Directors effective September 23, 2008. Mr. Tunioli was recommended to the Corporate Governance and Nominating Committee by Salvatore Iannuzzi. The Corporate Governance and Nominating Committee members met or spoke with Mr. Tunioli to assess him as a director candidate. The Corporate Governance and Nominating Committee unanimously recommended to the full Board of Directors that Mr. Tunioli be elected as a director. The Board of Directors followed the Corporate Governance and Nominating Committee’s recommendation. The Company has not paid any fees to any third party for the identification or evaluation of the nominees for the Board of Directors.

Who are the current members of our Board of Directors, and which of the directors are standing for re-election?

The eight members of our Board of Directors on the date of this Proxy Statement are:

Salvatore Iannuzzi, Chairman
Robert J. Chrenc
John Gaulding
Edmund P. Giambastiani, Jr.
Ronald J. Kramer
David A. Stein
Roberto Tunioli
Timothy T. Yates

Messrs. Iannuzzi, Chrenc, Gaulding, Giambastiani, Kramer, Stein and Yates were elected by stockholders at the 2008 annual meeting of stockholders held in June 2008. As discussed above, Mr. Tunioli was elected by the Board of Directors during the period since the 2008 annual meeting.

Directors serve one-year terms (or shorter if appointed by the Board of Directors between annual meetings) and are elected annually. Accordingly, the current term of office of all of the Company’s directors expires at the Annual Meeting to be held on June 22, 2009. Mr. Stein will not be standing for re-election to the Board of Directors and his current term will expire at the Annual Meeting. The other seven directors are standing for re-election at the Annual Meeting.

How often did the Board of Directors meet during the year ended December 31, 2008?

During the year ended December 31, 2008, the Board of Directors held 12 meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served.

What committees has the Board of Directors established?

The Board of Directors has standing Audit, Compensation and Corporate Governance and Nominating Committees and two special committees. The Board of Directors has adopted a written charter for each of the Audit, Compensation and Corporate Governance and Nominating Committees setting forth the roles and responsibilities of each committee. The charters are available through the “Corporate Governance” section of our company website. Our company website is located at http://corporate.monster.com and the “Corporate Governance” section is located at http://corporate.monster.com/Investor_Relations/corporate_governance.html.

Audit Committee.  The Audit Committee is charged with, among other things, the appointment of the independent registered public accounting firm for the Company, as well as discussing and reviewing with the independent registered public accounting firm the scope of the annual audit and results thereof, pre-approving the engagement of the independent registered public accounting firm for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. The Audit Committee also reviews interim financial statements included in the Company’s quarterly reports and reviews documents filed with the SEC. The Board of Directors has determined that all members of the Audit Committee during 2008 and all current members of the committee are “independent,” as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the NYSE Listed Company Manual and Monster’s own Corporate Governance Guidelines. The Board of Directors has determined that each of Ronald J. Kramer and Robert J. Chrenc qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K of the Exchange Act. Mr. Kramer serves as Chairman of the Audit Committee. During 2008, the Audit Committee met 10 times. The Audit Committee’s report begins on page 50.

Compensation Committee.  The Compensation Committee is charged with recommending to the Board of Directors the compensation for the Company’s executives and administering the Company’s stock incentive and benefit plans. The Compensation Committee is entitled to delegate any of its responsibilities to a subcommittee of the Compensation Committee to the extent consistent with our charter, by-laws, Corporate Governance Guidelines, applicable law and the NYSE Listed Company Manual.

The Board of Directors has determined that all members of the Compensation Committee during 2008 and all current members of the committee are “independent directors” as required by the NYSE Listed Company Manual and Monster’s own Corporate Governance Guidelines, “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

Membership on the Compensation Committee is determined by the Board of Directors. The Compensation Committee Chairman regularly reports on Compensation Committee actions and recommendations at Board of Directors meetings. Mr. Chrenc serves as Chairman of the Compensation Committee. During 2008, the Compensation Committee met 10 times.

The Compensation Committee’s report begins on page 20. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in “Compensation Discussion and Analysis,” which begins on page 11.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee is charged with assisting the Board of Directors in its selection of individuals as nominees for election to the Board of Directors at annual meetings of the Company’s stockholders and filling any vacancies or newly created directorships on the Board of Directors. The Corporate Governance and Nominating Committee is also responsible for general corporate governance matters, including making recommendations relating to our Corporate Governance Guidelines. The Board of Directors has determined that all members of the Corporate Governance and Nominating Committee during 2008 and all current members of the committee qualify as “independent,” as required by the Exchange Act, the NYSE Listed Company Manual and Monster’s own Corporate Governance Guidelines. Mr. Gaulding serves as Chairman of the Corporate Governance and Nominating Committee. During 2008, the Corporate Governance and Nominating Committee met 6 times.

Special Committees.  The Board of Directors established a Special Committee in 2006 to investigate the Company’s historical stock option practices. For a more complete description of the Special Committee’s investigation, see “Item 1A. Risk Factors” in Part I of the Company’s Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 12, 2009. The Board of Directors also established a Special Litigation Committee to investigate and take whatever action it deems appropriate with respect to the civil derivative actions relating to the Company’s historical stock option granting practices. The Company has settled the derivatives actions with the assistance of the Special Litigation Committee. For a more complete description of the derivative actions, see “Item 3. Legal Proceedings” in Part I of the Company’s Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 12, 2009.

Who are the members of the committees of the Board of Directors?

The table below provides the membership of each committee of the Board of Directors as of the date of this Proxy Statement:

Committee	Member

Audit Committee	Ronald J. Kramer, Chairman Robert J. Chrenc John Gaulding Roberto Tunioli

Compensation Committee	Robert J. Chrenc, Chairman Edmund P. Giambastiani, Jr. David A. Stein* Roberto Tunioli

Corporate Governance and Nominating Committee	John Gaulding, Chairman
Edmund P. Giambastiani, Jr. Ronald J. Kramer David A. Stein*

Special Committee investigating stock option practices	Salvatore Iannuzzi
David A. Stein*

Special Litigation Committee addressing civil litigation matters	Robert J. Chrenc
Salvatore Iannuzzi

*	Mr. Stein’s term expires at the Annual Meeting and he is not standing for re-election.

Which directors has the Board of Directors determined to be independent?

Our Board of Directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are set forth in our Corporate Governance Guidelines and are available through the “Corporate Governance” section of our company website. Our company website is located at http://corporate.monster.com and the “Corporate Governance” section is located at http://corporate.monster.com/Investor_Relations/corporate_governance.html. These guidelines identify categories of relationships that the Board of Directors has determined would affect a director’s independence. Under the Corporate Governance Guidelines, at least two-thirds of the Board of Directors shall consist of directors who satisfy the independence requirements of the Corporate Governance Guidelines and the NYSE Listed Company Manual.

The Board of Directors has analyzed the independence of each director nominee and determined that the following directors meet the standards of independence under our Corporate Governance Guidelines and the NYSE Listed Company Manual: Robert J. Chrenc, John Gaulding, Edmund P. Giambastiani, Jr., Ronald J. Kramer and Roberto Tunioli. Thus, five of the seven directors standing for re-election, and each member of the Audit, Compensation and Corporate Governance and Nominating Committees, meet the standards of independence under our Corporate Governance Guidelines and the NYSE Listed Company Manual.

In accordance with our Corporate Governance Guidelines, a majority of the independent directors of the Board of Directors has appointed Ronald J. Kramer as the lead independent director. The lead independent director is responsible for presiding over meetings of the independent directors, reviewing and approving agendas for meetings of the independent directors and facilitating communication between the independent directors and the Chief Executive Officer.

Is the Company aware of any Compensation Committee Interlocks?

None of the members of the Compensation Committee has been an officer of the Company and none were employees of the Company during 2008, and none had any direct or indirect material interest in or relationship with the Company or any of its subsidiaries. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or the Compensation Committee.

What is the Company’s policy regarding director attendance at Annual Meetings?

It is the policy of our Board of Directors that directors are encouraged to attend all annual stockholders meetings. All of the members of our Board of Directors then standing for re-election attended the 2008 annual meeting of stockholders.

How are directors compensated?

The compensation and benefit program for non-employee directors is designed to achieve the following goals: compensation should fairly pay non-employee directors for work required for the Company; compensation should align non-employee directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. Employee directors receive no compensation for their service on the Board of Directors.

Effective January 1, 2009, each non-employee director of the Company receives an annual retainer of $40,000, except that the lead independent director receives an annual retainer of $60,000. The Chairman of each committee of the Board receives an additional retainer as follows: the Chairman of the Audit Committee receives an annual retainer of $50,000; the Chairman of the Compensation Committee receives an annual retainer of $35,000; and the Chairman of the Corporate Governance and Nominating Committee receives an annual retainer of $20,000. Each non-employee director of the Company that serves on a committee of the Board of Directors, but who is not the Chairman of such committee, receives an annual retainer as follows: the members of the Audit Committee receive an annual retainer of $25,000; the members of the Compensation Committee receive an annual retainer of $15,000; the members of the Corporate Governance and Nominating Committee receive an annual retainer of $10,000; and

the members of the Special Litigation Committee receive an annual retainer of $20,000. Each non-employee director also receives $2,500 for each meeting of the Board of Directors attended by telephone or in person.

During 2008, the annual retainers were the same as described above, except that the annual retainer for members of the Compensation Committee was $10,000, the annual retainer for the Chairman of the Compensation Committee was $30,000 and there was an annual retainer for members of the Special Committee of $20,000 through October 2008. During 2008, meeting attendance fees for non-employee directors were $1,000 for each meeting of the Board of Directors or a committee thereof attended by telephone or in person.

Pursuant to the Monster Worldwide, Inc. 2008 Equity Incentive Plan, the Board of Directors (or a designated committee thereof) determines on a discretionary basis what equity awards, if any, will be made to non-employee directors upon commencement of service as a non-employee director and what equity awards, if any, will be made to non-employee directors on an annual basis thereafter. The Corporate Governance and Nominating Committee, the designated committee, has determined that effective January 1, 2009, each new non-employee director will receive 7,500 shares of restricted stock upon commencement of service (of which 3,750 shares will be immediately vested upon grant and 3,750 shares will vest on the first anniversary of the date of grant), and each non-employee director who has served since the prior annual meeting of stockholders will receive 5,000 shares of restricted stock on the day following each annual meeting of stockholders (of which 2,500 shares will vest on each of the first and second anniversaries of the date of grant). During 2008, under the compensation and benefit program for non-employee directors then in effect, Admiral Giambastiani received an initial stock award of 5,000 shares (all of which is now vested), Mr. Tunioli received an initial award of 5,000 shares of restricted stock (of which 2,500 shares were immediately vested and the remaining 2,500 shares will vest in September 2009) and Messrs. Chrenc, Gaulding, Kramer and Stein received annual awards of 3,000 shares of restricted stock (of which 1,500 shares will vest on the date of the Annual Meeting and the remaining 1,500 shares will vest on the date of the 2010 annual meeting of stockholders).

The following table provides the compensation information for the year ended December 31, 2008 for each member of our Board of Directors who served as a non-employee director during 2008.

	Fees Earned or Paid			All Other
Name of Director(1)	in Cash(2)	Stock Awards(3)		Compensation		Total

Robert J. Chrenc	$150,000	$53,533		$—		$203,533
George R. Eisele	23,000	123,518	(4)	—		146,518
John Gaulding	94,472	113,701		—		208,173
Edmund P. Giambastiani, Jr.	58,858	132,018		—		190,876
Michael Kaufman	45,875	123,518	(4)	—		169,393
Ronald J. Kramer	148,000	113,701		40,000	(5)	301,701
Philip R. Lochner, Jr.	33,000	—		—		33,000
David A. Stein	100,667	113,701		—		214,368
Roberto Tunioli	17,587	51,905		—		68,832

(1)	Salvatore Iannuzzi and Timothy T. Yates are not included in this table because they are employees of the Company and receive no compensation for serving as directors. Compensation for Mr. Iannuzzi’s service as President and Chief Executive Officer and Mr. Yates’ service as Executive Vice President and Chief Financial Officer is reflected in the “Summary Compensation Table” on page 21. Philip R. Lochner, Jr. resigned from the Board of Directors on April 1, 2008. George Eisele and Michael Kaufman served as directors until the 2008 annual meeting of stockholders held on June 3, 2008. Edmund P. Giambastiani, Jr. was appointed to the Board of Directors on January 31, 2008, and Roberto Tunioli was appointed to the Board of Directors on September 23, 2008. Each of the non-employee directors who resigned from or joined the Board of Directors during 2008 received pro-rated retainer fees based on the period of time such individual served on the Board of Directors in 2008, and meeting fees for meetings attended while such individuals served on the Board of Directors, as set forth in the supplemental table in footnote 2 below.

(2)	The “Fees Earned or Paid in Cash” column reports the amount of cash compensation earned in 2008 for service on the Board of Directors and each committee thereof. The breakdown of the cash compensation for each non-employee director is:

Robert J. Chrenc	$115,000 in retainer fees and $35,000 in meeting fees
George R. Eisele	$17,000 in retainer fees and $6,000 in meeting fees
John Gaulding	$73,472 in retainer fees and $21,000 in meeting fees
Edmund P. Giambastiani, Jr.	$43,858 in retainer fees and $15,000 in meeting fees
Michael Kaufman	$31,875 in retainer fees and $14,000 in meeting fees
Ronald J. Kramer	$120,000 in retainer fees and $28,000 in meeting fees
Philip R. Lochner, Jr.	$25,000 in retainer fees and $8,000 in meeting fees
David A. Stein	$76,667 in retainer fees and $24,000 in meeting fees
Roberto Tunioli	$13,587 in retainer fees and $4,000 in meeting fees

(3)	The amounts reported in the “Stock Awards” column consist of the dollar amount recognized for financial statement reporting purposes with respect to outstanding stock awards in 2008, calculated in accordance with SFAS Statement No. 123R, Share-Based Payment (“SFAS 123R”). The fair value for all stock awards is calculated using the closing price of the Company’s common stock on the date of grant of the award. The amounts in this column reflect the Company’s accounting expense for these awards and may not correspond to the actual value recognized by the directors. For additional information, refer to Note 2 to the Company’s consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 12, 2009. The grant date fair value and the number of shares subject to awards included in this column are as follows:

Robert J. Chrenc	Award of 5,000 shares of common stock granted on April 26, 2007, with a grant date fair value of $212,450; and award of 3,000 shares of restricted stock granted on June 5, 2008, with a grant date fair value of $72,450
George R. Eisele	Award of 2,500 shares of common stock granted on June 8, 2006, with a grant date fair value of $106,125; and award of 3,000 shares of common stock granted on May 31, 2007, with a grant date fair value of $141,630
John Gaulding, Ronald J. Kramer and David A. Stein

Award of 2,500 shares of common stock granted on June 8, 2006, with a grant date fair value of $106,125; award of 3,000 shares of common stock granted on May 31, 2007, with a grant date fair value of $141,630; and award of 3,000 shares of restricted stock granted on June 5, 2008, with a grant date fair value of $72,450
Edmund P. Giambastiani, Jr.	Award of 5,000 shares of common stock granted on January 31, 2008, with a grant date fair value of $139,250
Michael Kaufman	Award of 2,500 shares of common stock granted on June 8, 2006, with a grant date fair value of $106,125; and award of 3,000 shares of common stock granted on May 31, 2007, with a grant date fair value of $141,630
Roberto Tunioli	Award of 5,000 shares of restricted stock granted on September 24, 2008, with a grant date fair value of $82,200

As of December 31, 2008, the following number of shares were underlying outstanding unvested stock awards for the following directors: Robert J. Chrenc (3,000), John Gaulding (4,500), Edmund P. Giambastiani, Jr. (2,500), Salvatore Iannuzzi (638,750), Ronald J. Kramer (4,500), David A. Stein (4,500), Roberto Tunioli (2,500) and Timothy T. Yates (285,000). Each of Messrs. Iannuzzi’s and Yates’ outstanding unvested stock awards as of December 31, 2008 were granted in connection with his role as an officer of the Company; see the “Grants of Plan-Based Awards in 2008” table on page 25.

As of December 31, 2008, the following number of stock options (all of which fully vested prior to January 1, 2008) were outstanding for the following directors: John Gaulding (24,014), Ronald J. Kramer (45,023) and David A. Stein (27,500).

(4)	Messrs. Eisele and Kaufman ceased being members of the Board of Directors in June 2008. In April 2008, their unvested stock awards were amended by the Board of Directors for the purpose of accelerating the vesting of such awards upon their departure from the Board of Directors. The unvested portion of such awards, if not amended, would have terminated on the date they ceased being directors. The amounts listed in the “Stock Awards” column for Messrs. Eisele and Kaufman include the stock-based compensation expense recognized by the Company in connection with the accelerated vesting of such awards.

(5)	Represents the approximate cost of office space and administrative support that the Company provided to Mr. Kramer during 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis explains how the Company determines the compensation that is paid to our Chairman, President and Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”) and certain other highly compensated people who served as members of our management team during the fiscal year ended December 31, 2008 (the “named executive officers” or “NEOs”). In 2008, our NEOs were: (a) Salvatore Iannuzzi, Chairman of the Board, President and CEO; (b) Timothy T. Yates, Executive Vice President and CFO; (c) Darko Dejanovic, Executive Vice President, Global Chief Information Officer and Head of Product; (d) James M. Langrock, Senior Vice President, Finance and Chief Accounting Officer; (e) Lise Poulos, Executive Vice President and Chief Administrative Officer; and (f) Mark Stoever, Executive Vice President, Corporate Development and Strategic Alliances.

What are the objectives of our compensation programs for executive officers and what are they designed to reward?

Our compensation program is based on three fundamental principles:

•	deliver rewards in ways that motivate executives to think and act in both the near-term and long-term interests of our three most important constituents — our stockholders, our employees and our customers, with an emphasis on building the brand and business of the Company over the long-term;

•	structure the entire compensation package in a manner that attracts and retains key executives; and

•	relate the compensation to the attainment of operational and strategic goals (both quantitative and qualitative goals).

With respect to equity awards, in 2008 the Company and the Compensation Committee continued a practice of granting restricted stock to its NEOs, instead of equity awards that featured an exercise price. The Company and the Compensation Committee believed, and continue to believe, that issuing full value awards with a substantial vesting period of four years, not only encourages retention of key employees during the vesting period, but also aligns the goals of the NEOs with the Company’s emphasis on long-term goals. Accordingly, restricted stock was selected over other types of equity as the only form of equity award granted to NEOs by the Company in 2008. The Company further believes that since the value of equity awards increases and decreases with the value of our shares, such awards are inherently performance-oriented. Notwithstanding the foregoing, the Compensation Committee and its compensation consultant, in consultation with management and its compensation consultant, evaluate the Company’s compensation practices on a regular basis and may determine at some point in the future that awards with an exercise price as a component of total compensation may be appropriate and in the best interests of the Company.

Who is responsible for determining the compensation levels of executive officers?

The Compensation Committee recommends the compensation for the CEO, subject to approval by the independent members of the Board of Directors, and sets the compensation for the other NEOs and all other executive officers. In recommending the CEO’s compensation and setting compensation for our other NEOs and other executive officers in 2008, the Compensation Committee conferred with our CEO and CFO (except that neither the CEO nor the CFO participates in discussions with respect to the determination of his compensation) and with the compensation and benefits professionals in the Company’s Human Resources Department. In addition, in performing its duties, the Compensation Committee periodically confers with an independent compensation consultant. The Compensation Committee engaged Hewitt Associates LLC (“Hewitt”) at the end of 2007 as its compensation consultant. In 2008, management engaged Buck Consultants, LLC (“Buck”) as its own compensation consultant. The Compensation Committee consulted with Hewitt and considered Buck’s recommendations periodically during 2008 with respect to certain compensation issues and in connection with the issuance of certain performance-based equity awards.

In determining compensation, the Compensation Committee reviews and assesses the operational and strategic goals of the Company, the performance of the Company, in part, based on specific measures and targets established by the Compensation Committee and the Board of Directors and the performance of the individual executive officers. From time to time, the Compensation Committee, in consultation with compensation consultants, also reviews and assesses the compensation paid to the senior executives of other large publicly-traded companies. Compensation is not driven entirely by formulas. Instead, Compensation Committee members may exercise discretion to reward individual performance in making their assessments. We believe this is important, as the Company’s ultimate focus on long-term results may not be reflected in the attainment of annual financial targets. Compensation Committee members participate in regular updates on our business priorities, strategies and results during which they interact with our executive officers.

As noted above, from time to time the Compensation Committee consults with its compensation consultant (currently Hewitt) about the competitive market for comparable executives. In this regard, in 2007 each member of the Compensation Committee and management was provided with information concerning the compensation practices of companies considered to be comparable to us. In 2008, the Compensation Committee and Hewitt determined that the data provided in 2007 was still valid and therefore no update was required. This information was used as a point of reference rather than as part of a formal benchmarking process to determine appropriate compensation. We believe that there are no companies that are exactly in our position. As a result, the companies that are part of our peer group are publicly-held companies that are only moderately similar to our Company. For example, our peer group includes companies that provide services over the internet, but that are not employment related businesses, companies that are comparable in size to us but are not employment related businesses and companies that connect both “buyers” and “sellers” of goods or services but which do not provide employment services. The Company and Hewitt determined that our peer group companies are: Akamai Technologies, Inc., CNET Networks, Inc., The Dun & Bradstreet Corporation, EarthLink, Inc., eBay Inc., Expedia, Inc., Getty Images, Inc., Google Inc., Meredith Corporation, Netflix, Inc., Orbitz Worldwide, Inc., priceline.com Incorporated, SAVVIS, Inc., United Online, Inc., ValueClick, Inc. and Yahoo! Inc.

Does the Company enter into written agreements with NEOs regarding their compensation?

Yes, the compensation paid in 2008 to the NEOs was determined, in part, by the terms set forth in employment agreements that were negotiated at arm’s length between the Company and each of the NEOs. We believe that having employment agreements with the NEOs provides an incentive to them to remain with the Company and serves to align their interests with those of the stockholders, including in the event of a potential acquisition of the Company.

During the 2008 fiscal year, the employment agreement for each NEO was amended to reflect recent changes to the tax code. These amendments generally impact the timing of certain severance benefits which the NEOs may be entitled to receive and do not increase the amount of compensation owed to the NEOs.

Salvatore Iannuzzi.  The Company entered into an employment agreement with Mr. Iannuzzi, effective April 11, 2007. Pursuant to his employment agreement, Mr. Iannuzzi receives a base salary of $1,000,000 per year, subject to review and increase (but not decrease) by the Board of Directors and the Compensation Committee. Mr. Iannuzzi is eligible to earn an annual bonus based on his attainment of certain performance objectives, but his bonus may not be less than the maximum bonus opportunity available to the Company’s other senior executives. In addition, Mr. Iannuzzi is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, at a level commensurate with his position. Per his employment agreement, Mr. Iannuzzi is also entitled to participate in those benefit plans generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Mr. Iannuzzi, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Iannuzzi has agreed that, during his employment and for one year thereafter, he will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Iannuzzi has agreed to restrictive covenants regarding confidentiality and non-disparagement.

Timothy T. Yates.  The Company entered into an employment agreement with Mr. Yates, effective June 7, 2007. Pursuant to this employment agreement, Mr. Yates receives a base salary of $500,000 per year, subject to review and increase (but not decrease) by the CEO, the Board of Directors and the Compensation Committee. Mr. Yates is eligible to earn an annual bonus based on his attainment of certain performance objectives, with the amount to be determined by the Compensation Committee. In addition, Mr. Yates is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, at a level commensurate with his position. Per his employment agreement, Mr. Yates is also entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Mr. Yates, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Yates has agreed that, during his employment and for one year thereafter, he will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Yates has agreed to restrictive covenants regarding confidentiality and non-disparagement.

Darko Dejanovic.  The Company entered into an employment agreement with Mr. Dejanovic, dated March 2, 2007. Pursuant to his employment agreement, Mr. Dejanovic receives a base salary of $450,000 per year, and is eligible to earn an annual bonus based on his attainment of certain performance objectives, with his target bonus opportunity equal to 100% of his base salary. In addition, Mr. Dejanovic is eligible to participate in the Company’s equity incentive plans. Per his employment agreement, Mr. Dejanovic is also entitled to participate in benefit plans as generally provided by the Company. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments to Mr. Dejanovic, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Dejanovic has agreed that, during his employment and for three months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Dejanovic has agreed to restrictive covenants regarding confidentiality and non-disparagement.

James M. Langrock.  The Company entered into an employment agreement with Mr. Langrock, effective May 15, 2008. Pursuant to his employment agreement, Mr. Langrock receives a base salary of $350,000 per year, subject to review and increase (but not decrease) by the CEO, the Board of Directors and the Compensation Committee. In addition, Mr. Langrock is eligible to earn an annual bonus based on his attainment of certain performance objectives, with his target bonus opportunity equal to 60% of his base salary. In connection with entering into the employment agreement, Mr. Langrock received a one-time sign on bonus of $500,000. Mr. Langrock is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, commensurate with his position. Per his employment agreement, Mr. Langrock is entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Mr. Langrock, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Langrock has agreed that, during his employment and for one year thereafter, he will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Langrock has agreed to restrictive covenants regarding confidentiality and non-disparagement.

Lise Poulos.  The Company entered into an employment agreement with Ms. Poulos, effective September 7, 2007. Pursuant to her employment agreement, Ms. Poulos initially received a base salary of $375,000 per year, subject to review and increase (but not decrease) by the CEO, the Board of Directors and the Compensation Committee. Ms. Poulos’ base salary has since been increased to $450,000 per year. In addition, Ms. Poulos is eligible to earn an annual bonus based on her attainment of certain performance objectives, with her target bonus opportunity equal to 100% of her base salary. Ms. Poulos is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, at a level commensurate with her position. Per her employment agreement, Ms. Poulos is entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon her termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Ms. Poulos, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Ms. Poulos has agreed that, during her employment and for one year thereafter, she will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. Additionally, Ms. Poulos has agreed to restrictive covenants regarding confidentiality and non-disparagement.

Mark Stoever.  The Company entered into an employment agreement with Mr. Stoever, dated June 30, 2005. Pursuant to his employment agreement, Mr. Stoever receives a base salary of $300,000 per year, reviewed annually, and is eligible to earn an annual bonus based on his attainment of certain performance objectives, with his target bonus opportunity equal to 100% of his base salary. Mr. Stoever is also entitled to participate in benefit plans as generally provided by the Company. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Mr. Stoever, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” In connection with his employment agreement, Mr. Stoever entered into the Company’s standard confidentiality and non-solicitation agreement for employees.

What are the primary elements of executive compensation while NEOs are employed by the Company?

There are three primary elements of our executive compensation program for actively-employed NEOs:

•	base salary;

•	annual bonus opportunity; and

•	equity awards.

In addition, our executive officers participate in our various benefits programs, and certain of our executive officers receive perquisites from time to time.

The following is a discussion of these primary elements of our compensation program for actively-employed NEOs.

Base Salary

As described above, the Company has entered into employment agreements with each of its NEOs that provide some of the basic terms of their employment with the Company. When entering into such an employment agreement, and determining the appropriate level of base salary for the applicable NEO, the Compensation Committee typically seeks to set base salary at a level that ensures such NEO will be committed to serving the Company and provides a solid compensation base upon which to add incentive compensation. Among the factors considered by the Compensation Committee are the NEO’s prior experience, employment and compensation (whether with the Company or another entity), the expected duration of the employment relationship and competitive compensation packages in the marketplace generally and among the peer group companies listed above.

With the exception of Mr. Langrock, all of the Company’s NEOs entered into employment agreements with the Company prior to 2008. In 2008, the Company entered into an employment agreement with Mr. Langrock and determined that a base salary of $350,000 per year, subject to discretionary increases in the future, represented an attractive base compensation level that would secure Mr. Langrock’s commitment to the Company and was appropriate based on Mr. Langrock’s prior experience.

In addition, in 2008 the Compensation Committee increased Ms. Poulos’ base salary from $375,000 to $400,000 in January 2008 in recognition of increased responsibilities in her then-current position and again from $400,000 to $450,000 in June 2008 in recognition of her new role and increased responsibilities as Executive Vice President and Chief Administrative Officer. With respect to each of the other NEOs, the Company did not increase base salary during 2008.

Annual Bonus Opportunity

Generally

The Company uses annual bonuses to reward executive officers for their services provided to the Company. For 2008, the annual bonus was comprised of two components. The first component of the bonus was based upon certain performance targets or goals set for each executive officer. These targets or goals were set by the Compensation Committee, in consultation with the CEO and CFO, prior to March 31, 2008 (the Compensation Committee generally sets targets or goals by March 31st of the year in which performance is measured; targets and goals are established each year to ensure that they are encouraging and rewarding). The second component of the bonus was discretionary, meaning that the Compensation Committee could award a bonus that was independent of targets that were set prospectively. For 2008, the Compensation Committee granted both performance-based bonuses and discretionary bonuses to certain NEOs. As described in greater detail below, the discretionary bonuses were based upon, in large part, the immense amount of work and dedication required by the NEOs to achieve various milestones in 2008 and early 2009 in a challenging macroeconomic environment, including the consummation (and the cost savings achieved as a result of the renegotiation of the previously negotiated terms) of the acquisition of the majority interest in China HR.com Holdings Ltd. (together with its subsidiaries, “ChinaHR”) and a measured decrease in the Company’s operating expenses despite significant investment in the Company’s future growth as evidenced by the successful launch of the Company’s new website and successful overhaul of the Company’s technology platform.

In setting the targets and goals for 2009 under the Incentive Plan described below under “Performance-Based Component,” upon the recommendation of management and in response to the current global macroeconomic environment, the Compensation Committee has determined that to the extent any bonuses are paid under the Incentive Plan in recognition for performance in 2009, such bonuses will be paid wholly in the form of restricted stock or restricted stock units (“RSUs”) that will vest 25% per year over four years, as opposed to cash, as permitted by the terms of the Incentive Plan.

Performance-Based Component

In early 2008, the Company established a performance-based compensation plan approved by the Compensation Committee that called for annual bonuses to be paid under the Monster Worldwide, Inc. Executive Incentive Plan (the “Incentive Plan”) to NEOs and certain other executive officers based upon 2008 Consolidated Revenues, 2008 Consolidated Operating Income and 2008 Earnings Per Share, weighted equally (the “2008 Performance Plan”). “2008 Earnings Per Share” means the Company’s consolidated, fully-diluted earnings per share from continuing operations for the year ending December 31, 2008 (based on the Company’s 2008 audited financial statements filed with the Company’s Form 10-K on February 12, 2009), but excluding (1) business reorganization, restructuring and other special charges, (2) impairment write-offs of long-term assets (including goodwill), (3) fees and expenses incurred in connection with legal actions and investigations relating to the Company’s historical stock option grant practices, (4) any changes in accounting principles from those in effect on January 1, 2008, (5) the effect of acquisitions consummated on or after January 1, 2008, other than the consummation of the acquisition of Affinity Labs Inc., and (6) the effect of operations that are treated as discontinued operations in the 2008 audited financial statements. “2008 Consolidated Revenue” means the Company’s consolidated revenue for the year ending December 31, 2008 (based on the Company’s 2008 audited financial statements filed with the Company’s Form 10-K on February 12, 2009), but excluding (1) any changes in accounting principles from those in effect on January 1, 2008, (2) the effect of acquisitions consummated on or after January 1, 2008 and (3) the effect of operations that are treated as discontinued operations in the 2008 audited financial statements. “2008 Consolidated

Operating Income” means the operating income (pre-tax and pre-non-operating items) of the Company for the year ended December 31, 2008 (based on the Company’s audited financial statements filed with the Company’s Form 10-K on February 12, 2009), but excluding (1) business reorganization, restructuring and other special charges, (2) impairment write-offs of long-term assets (including goodwill), (3) fees and expenses incurred in connection with legal actions and investigations relating to the Company’s historical stock option grant practices, (4) any changes in accounting principles from those in effect of January 1, 2008, and (5) the effects of operations that are treated as discontinued operations in the 2008 audited financial statements. In order to receive payment with respect to an award under the 2008 Performance Plan, each applicable NEO had to remain employed as an executive officer through the date of payment. The awards under the 2008 Performance Plan were payable in cash or in shares of the Company’s common stock, as determined by the Company’s management (subject to Compensation Committee approval). Awards under the 2008 Performance Plan to the NEOs other than Messrs. Iannuzzi and Yates were paid in shares of common stock. Awards to Messrs. Iannuzzi and Yates under the 2008 Performance Plan were paid in cash. Messrs. Iannuzzi and Yates voluntarily elected to purchase shares of the Company’s common stock in the open market with the entire net amount of their respective 2008 Performance Plan award. Mr. Langrock did not receive a bonus under the 2008 Performance Plan because he did not join the Company until May of 2008 and was not eligible to participate in the 2008 Performance Plan, but he did receive a discretionary bonus as described below.

Under the 2008 Performance Plan, the Compensation Committee has the discretion to reduce the actual payouts of bonuses that would otherwise be paid on the basis of the pre-established goals. In determining whether to exercise this discretion, the Compensation Committee, in consultation with management, assessed whether the individual NEO achieved financial and non-financial results that contributed positively toward the performance of the Company and whether the NEO’s performance was unsatisfactory, satisfactory or exceptional. Due to its assessment of the contributions of the NEOs to the success of the Company in 2008, the Compensation Committee did not exercise its discretion to reduce the awards to any NEOs under the 2008 Performance Plan.

The target and maximum performance-based award opportunities for the NEOs under the 2008 Performance Plan are provided below. The “Target” column reflects the bonus opportunity for an NEO if the targeted budgeted levels of 2008 Earnings Per Share, 2008 Consolidated Revenues and 2008 Consolidated Operating Income are achieved and an individual performance factor reflecting satisfactory individual performance is applied. The “Maximum Award” column reflects the bonus opportunity for an NEO if the maximum 2008 Earnings Per Share, 2008 Consolidated Revenues and 2008 Consolidated Operating Income are achieved and the maximum individual performance factor is applied reflecting exceptional individual performance.

Name	Target	Maximum Award

Salvatore Iannuzzi	$1,000,000	$3,000,000
Timothy T. Yates	500,000	1,500,000
Darko Dejanovic	450,000	1,350,000
Lise Poulos	400,000	1,200,000
Mark Stoever	300,000	900,000

The Company’s 2008 Earnings Per Share were $1.42, 2008 Consolidated Revenues were $1,334,284,000 and 2008 Consolidated Operating Income was $248,840,000. Based on these results, the 2008 Consolidated Revenue threshold level was not achieved. However, the 2008 Earnings Per Share and 2008 Consolidated Operating Income were greater than the amount required to meet the threshold (but less than the amount required to receive the maximum award). In addition, the Compensation Committee decided to apply the maximum individual performance factor in computing the performance-based bonuses under the 2008 Performance Plan for all of the NEOs. Accordingly, the NEOs were entitled to the following awards under the 2008 Performance Plan: $860,000 for Mr. Iannuzzi; $430,000 for Mr. Yates; $387,000 for Mr. Dejanovic; $344,000 for Ms. Poulos; and $258,000 for Mr. Stoever. As discussed above, the Compensation Committee did not exercise its discretion to reduce these awards.

The Incentive Plan provides that if any incentive compensation bonus is paid pursuant to the Incentive Plan on the basis of financial results achieved by the Company, and the Company is subsequently required to restate its financial statements resulting in the financial results being reduced such that the incentive compensation bonus would not have been paid (or would have been smaller in amount), and the participant receiving such incentive compensation bonus had actual knowledge of the circumstances requiring the restatement, then such participant may have the incentive compensation bonus reduced to the amount, if any, that in the Compensation Committee’s sole judgment, would have been earned on the basis of the revised financial statements. The Compensation Committee may require the participant receiving the incentive compensation bonus, as a condition to the receipt of the incentive compensation bonus, to agree that the incentive compensation bonus may be reduced, and the Company shall be entitled to seek recovery from the participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law.

Discretionary Component

The Compensation Committee determined that, in addition to the performance-based compensation discussed above, NEOs would also be compensated with discretionary bonuses for achieving certain qualitative goals that are not necessarily reflected in the Company’s 2008 financial results. The achievements that the Compensation Committee considered in awarding discretionary bonuses included: (a) the cost savings achieved as a result of the renegotiation of the terms under which we acquired the majority interest in ChinaHR (e.g., certain of the NEOs were able to negotiate a reduction in the purchase price and were able to impose a condition that a portion of the purchase price be held back in escrow in the event that the Company has a claim under the purchase agreement); (b) the successful launch of a new state-of-the-art website that we believe will enhance all aspects of a user’s experience on our site; (c) the successful overhaul of the Company’s technology platform to, among other things, make it more secure and scalable and to deliver innovative products and services on time and on a global basis; and (d) a measured decrease in the operating expenses of the Company despite a commitment to ongoing investment. The Compensation Committee recognized the immense amount of effort, dedication and cross-functional cooperation required by the NEOs and the remainder of the Company’s employees in order to achieve these goals in such a challenging macroeconomic environment. As a result of these achievements, the Compensation Committee awarded the following discretionary bonuses: $440,000 to Mr. Iannuzzi; $120,000 to Mr. Yates; $263,000 to Mr. Dejanovic; $156,000 to Ms. Poulos; and $42,000 to Mr. Stoever. Discretionary bonuses for the NEOs other than to Messrs. Iannuzzi and Yates were paid in shares of common stock. The discretionary bonuses paid to Messrs. Iannuzzi and Yates were paid in cash. Messrs. Iannuzzi and Yates voluntarily elected to purchase shares of the Company’s common stock in the open market with the entire net amount of their respective bonuses. The Compensation Committee determined to pay a discretionary cash bonus of $250,000 to Mr. Langrock in 2008 in recognition of his contributions to the Company during his first year of employment and based on his ineligibility to participate in the 2008 Performance Plan. The aggregate 2008 annual bonuses (i.e., the performance-based component and the discretionary component) awarded to Messrs. Iannuzzi, Yates, Dejanovic, Stoever, Langrock and to Ms. Poulos were $1,300,000, $550,000, $650,000, $300,000, $250,000 and $500,000, respectively.

The Compensation Committee intends to continue to award discretionary annual bonuses to NEOs that are not subject to pre-established performance goals and bonus plans to the extent that it deems necessary to reward valuable executives whose contributions to the Company are not necessarily evident in the short-term financial results of the Company or when otherwise necessary to retain valued NEOs.

For 2009, the Compensation Committee has determined, upon the recommendation of management and in response to the global macroeconomic environment, that to the extent discretionary bonuses are awarded in recognition of performance in 2009, such bonuses will be paid in the form of restricted stock or RSUs that will vest 25% per year over four years, as opposed to cash.

Equity Awards

As mentioned above, equity is the third element of compensation used to reward current executives of the Company. Historically, equity compensation has been used to align an executive’s interests with those of our stockholders, to provide long-term incentives to executives and to help the Company retain key executives. Equity awards in 2008 were made in the form of restricted stock. Prior to 2006, our primary form of equity compensation was non-qualified stock options. Since the beginning of 2006, we have not made any material stock option grants, although we may in the future determine to do so. Rather, our primary forms of equity awards since the beginning of 2006 have been RSUs (each representing the contingent right to receive a share of Company common stock in the future) and restricted stock. This change from non-qualified stock options to RSUs and restricted stock was based primarily on the Compensation Committee’s belief that grants of full value awards are more in line with the Company’s focus on long-term goals, as well as changes in accounting rules that eliminated the accounting advantages associated with options. The Compensation Committee approved grants of restricted stock to the NEOs in 2008 under the 1999 Long Term Incentive Plan or the 2008 Equity Incentive Plan (which was approved the Company’s stockholders at the 2008 Annual Meeting and superseded the 1999 Long Term Incentive Plan). The Compensation Committee did not award RSUs to any of the NEOs in 2008.

In establishing the number shares of restricted stock (and, in 2007, RSUs) to award to executive officers each year as part of the Company’s annual equity award program, the Compensation Committee:

•	evaluates the executive’s level of current and potential job responsibility, and assesses the Company’s desire to retain that executive over the long-term;

•	reviews the CEO’s assessments of the individual performance of NEOs other than the CEO;

•	judges the remaining retention value of any prior equity awards made to the executive; and

•	considers advice from an outside compensation consultant when evaluating equity compensation being earned by comparable executives in the market.

The RSUs and restricted stock granted as part of the Company’s annual equity award program require the executive’s continued employment with the Company through the applicable vesting date and may contain vesting terms based either on the passage of time or a combination of performance conditions and the passage of time.

In 2008, Mr. Iannuzzi was awarded 120,000 shares of restricted stock, Mr. Yates was awarded 60,000 shares of restricted stock, Mr. Dejanovic was awarded 60,000 shares of restricted stock, Ms. Poulos was awarded 55,000 shares of restricted stock, Mr. Stoever was awarded 30,000 shares of restricted stock and Mr. Langrock was awarded 30,000 shares of restricted stock. These awards do not contain a performance goal, but contain a vesting schedule with 25% of the shares vesting each year for four years so long as the NEO remains employed through each vesting date. In determining how many shares of restricted stock to award to each NEO, the Compensation Committee considered all of the criteria listed above.

As discussed previously, in 2008, the Company’s management engaged Buck to provide it with an executive retention arrangement for its top executives, including the NEOs. The analysis provided by Buck expressed concern that the equity component of total compensation for these executives did not reflect the extraordinary contributions of these executives to the Company, especially given the drop in value of recently granted awards. In order to ensure the retention of our top talent and the desire to keep the current management team in place, the Compensation Committee granted a one-time award of performance-based shares of restricted stock to the NEOs pursuant to a “Special Program” designed to provide a significant incentive to the NEOs to stay with Company. The restricted stock awarded under the Special Program vests as follows:

Percentage of Restricted Stock
Vesting Event	Becoming Vested

The fair market value per share of the Company’s common stock is at least $21 for 15 trading days over a 30-day trading period	33 1/3%
The fair market value per share of the Company’s common stock is at least $28 for 15 trading days over a 30-day trading period	33 1/3%
The fair market value per share of the Company’s common stock is at least $35 for 15 trading days over a 30-day trading period	33 1/3%

To the extent that the restricted stock awarded under the Special Program has not vested by the fifth anniversary of the grant date of such restricted stock, the unvested shares of restricted stock will be forfeited as of such date. Pursuant to the Special Program, Mr. Iannuzzi was awarded 350,000 shares of restricted stock; Mr. Yates was awarded 150,000 shares of restricted stock; Mr. Dejanovic was awarded 150,000 shares of restricted stock; Ms. Poulos was awarded 100,000 of restricted stock; Mr. Stoever was awarded 50,000 shares of restricted stock; and Mr. Langrock was awarded 60,000 shares of restricted stock. None of these shares of restricted stock vested in 2008.

From time to time, the Compensation Committee may grant equity awards to executive officers outside of the Company’s annual equity grant program. During 2008, these awards generally were in connection with promotions, new hires or a perceived need to retain a specific employee or employees. Except as described above, however, none of the NEOs received such discretionary grants during 2008.

The Company has no program, plan or practice to coordinate equity grants with the release of material information. The Company does not accelerate or delay equity grants in response to material information, nor does it delay the release of information due to plans for making equity grants. Under the Company’s Compensation Committee Charter, the Compensation Committee is prohibited (in the absence of extraordinary circumstances) from granting stock options unless such options are granted at regularly scheduled meetings of the Compensation Committee. In addition, if options are granted, they must be reasonable in size and have a minimum four year vesting period.

Benefits

Executive officers are eligible, on the same basis and under the same plans as other employees, for our medical plan, dental plan, vision plan, flexible spending accounts for healthcare costs, life insurance and disability insurance. In addition, we maintain a 401(k) retirement savings plan for the benefit of all of our U.S. employees, which during 2008 included an employer match of up to three percent of the participant’s annual eligible earnings. During 2008, we made matching contributions to the NEOs as detailed in the “All Other Compensation Table” on page 24. Our benefits are intended to be competitive with benefits offered by employers with whom we compete for talent in the marketplace. Effective as of April 3, 2009, the Company suspended the employer match component of the 401(k) retirement savings plan indefinitely.

Perquisites and Other Benefits

Perquisites and other benefits are not a significant component of our executive compensation program. During 2008, the Company provided to Mr. Iannuzzi and Ms. Poulos Company-paid transportation for transportation between their primary residences and their primary office location. In addition, the Company provided Company-paid housing to Mr. Dejanovic and Ms. Poulos.

The Compensation Committee authorized these perquisites described above because they were required pursuant to existing contracts, because such perquisites are customarily provided to CEOs of companies of a similar size or type as the Company or because they were necessary, in the case of Mr. Dejanovic, to induce the executive to change the executive’s primary residence for the benefit of the Company, and in the case of Ms. Poulos, to accommodate, on a short-term basis, the increased travel requirements as a result of her new position at the Company. The amounts paid by the Company for these benefits are set forth in the “All Other Compensation Table” on page 24.

The Company provided tax gross-ups to the applicable NEOs with respect to taxable perquisites they received during 2008. The Compensation Committee has determined that effective July 1, 2009, all gross-ups will be eliminated on perquisites provided to executive officers that are not made available to employees generally, except that existing housing arrangements with Mr. Dejanovic and Ms. Poulos (including tax gross-ups) will remain in effect through October 2009.

Does the Company have any obligations to provide payments following termination or a change in control of the Company, and what is the rationale for those arrangements?

As described above, the Company has employment agreements with each of the NEOs governing certain payments that may be made to them upon their termination of employment or a change in control of the Company. The Compensation Committee believes that these employment contracts provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and stockholders, including in the event of a potential acquisition of the Company. In addition, by providing for income protection for our NEOs in the event of termination of employment or the uncertainty created by a potential change in control scenario, our employment agreements serve to ensure our NEOs’ devotion to the Company despite such challenges.

In addition, upon a change in control and upon certain types of termination of employment, each NEO is entitled to accelerated vesting of all or a portion of his or her outstanding equity awards. The Compensation

Committee believes such accelerated vesting upon certain types of termination of employment (excluding voluntary termination and termination as a result of an NEO’s violation of Company policy or breach of an agreement with the Company) or upon the occurrence of a change in control creates a valuable and appropriate connection between the executives’ interests and those of the Company’s stockholders and ensures that such executives will contribute to the success of the Company even when they may face uncertainty about their future employment prospects with the Company.

For more information regarding these potential severance payments and benefits, as well as the acceleration of vesting of outstanding equity awards, see “Potential Payments upon Termination or Change-in-Control” beginning on page 27.

How do tax and accounting implications play a role in executive compensation?

The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a deduction to any publicly held corporation for compensation (other than qualified performance-based compensation) exceeding $1,000,000 paid in a taxable year to the Chief Executive Officer or any one of the next three most highly compensated officers (other than the Chief Financial Officer) reported in the Summary Compensation Table. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award, and attempts to structure compensation such that it is deductible whenever possible and appropriate. For example, the Company’s annual performance-based bonus program is intended to satisfy the requirements of Section 162(m). However, while the Compensation Committee is cognizant of the applicable thresholds of Section 162(m), it may exercise its discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in the best interests of the Company to do so. The Compensation Committee has exercised this discretion, for example, when making stock awards without any performance-based conditions and in the payment of a discretionary bonus to Messrs. Iannuzzi and Dejanovic, the only NEOs whose 2008 compensation exceeded the 162(m) threshold for 2008. The Compensation Committee believes that in some instances, such as the ones described above, it is in the best interests of the Company to exceed the limitations established by Section 162(m) in order to aid in the recruitment and retention of key executives.

When establishing executive compensation, the Compensation Committee considers the effect of various forms of compensation on the Company’s financial reports. In particular, the Compensation Committee considers the potential impact, on current and future financial reports, of all equity compensation that it approves.

Does the Company have stock ownership guidelines for executive officers?

In January 2006 our Board of Directors adopted an equity retention policy that applies to certain of our executive officers. The policy requires each such executive officer to retain 25% of the total equity securities granted to the executive officer following the date of the adoption of the policy, through the earlier of the individual’s termination of employment, death or disability or a change in control of the Company (as defined in the policy). “Equity securities” include RSUs, restricted stock, stock options or other equity-based compensatory awards (and excludes any award issued prior to January 18, 2006, any non-compensatory equity award or issuance or any award or issuance that is made in equity solely because of limitations on the amount of cash that may be paid in the particular case because of performance-based award limitations). The Board of Directors adopted the equity retention policy to support an ownership culture at the Company and to align our executives with the interest of stockholders.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference into the

Company’s Annual Report on Form 10-K for 2008 and included in this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Robert J. Chrenc (Chairman)
Edmund P. Giambastiani, Jr.
David A. Stein
Roberto Tunioli

Summary Compensation Table

The following table sets forth the compensation earned during 2008 by our CEO, our CFO, our three other most highly compensated executive officers during 2008 who were executive officers at December 31, 2008, and one additional individual who served as an executive officer during 2008 and whose compensation is required to be disclosed in accordance with SEC rules. In accordance with SEC rules, 2007 compensation information is also included in the table for the named executive officers whose 2007 compensation information was included in the proxy statement relating to our 2008 annual meeting of stockholders.

The three tables immediately following this “Summary Compensation Table” — the “Bonus Table,” the “Stock Awards Table” and the “All Other Compensation Table” — provide additional details regarding the compensation included in this “Summary Compensation Table.”

						Non-Equity
Name and principal						Incentive Plan		All Other
position	Year	Salary	Bonus(1)		Stock Awards(2)	Compensation(3)		Compensation(4)	Total

Salvatore Iannuzzi	2008	$1,000,000	$440,000	(5)	$3,078,700	$860,000	(5)	$76,028	$5,454,728
Chairman of the	2007	723,077	377,778		1,921,431	1,000,000		9,697	4,031,983
Board of Directors, President and CEO
Timothy T. Yates	2008	500,000	120,000	(6)	1,512,792	430,000	(6)	6,900	2,569,692
Executive Vice	2007	282,692	750,000		652,022	—		5,192	1,689,906
President and CFO
Darko Dejanovic	2008	450,000	—		1,938,739	—		104,865	2,493,604
Executive Vice	2007	320,192	900,000		407,656	—		95,031	1,722,879
President, Global Chief Information Officer and Head of Product
James M. Langrock	2008	218,077	750,000		125,276	—		—	1,093,353
Senior Vice President, Finance and Chief Accounting Officer
Lise Poulos	2008	426,635	—		1,187,476	—		79,643	1,693,754
Executive Vice President and Chief Administrative Officer
Mark Stoever	2008	300,000	—		1,162,157	—		6,900	1,469,057
Executive Vice	2007	300,000	258,889		410,203	91,111		6,750	1,066,953
President, Corporate Development and Strategic Alliances

(1)	The “Bonus” column reports cash bonuses paid other than pursuant to an incentive plan. Because amounts the Compensation Committee considers part of its annual bonus program may be reported in this “Summary Compensation Table” as “Bonus,” “Non-Equity Incentive Plan Compensation” and/or “Stock Awards” depending on the requirements for obtaining such payment and/or the form of payment, a supplemental

“Bonus Table” is provided below to provide further details on the specific amounts earned by the NEOs for 2008.

(2)	The “Stock Awards” column reports the dollar amount recognized as compensation expense for stock awards for financial statement reporting purposes with respect to the applicable year in accordance with SFAS 123R, excluding any estimate of forfeitures related to service-based vesting conditions. The fair value for all stock awards is generally calculated using the closing price of the Company’s common stock on the grant date of the award. The amounts in the “Stock Awards” column reflect the Company’s accounting expense for these awards and may not correspond to the actual value recognized by the named executive officers. For additional information, see Note 2 to the Company’s consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 12, 2009. The “Stock Awards Table” below provides, with respect to the awards reflected in the Stock Awards column of this “Summary Compensation Table,” (i) the grant date of such awards, (ii) the number of shares or RSUs subject to the awards, (iii) the fair value of such awards at the time of grant and (iv) the 2008 compensation expense for such awards reflected in the Stock Awards column of this “Summary Compensation Table.”

(3)	The “Non-Equity Incentive Plan Compensation” column reports performance-based bonuses paid in cash under the 2008 Performance Plan or the performance goals and plan established by the Compensation Committee for 2007, as applicable.
(4)	The amounts in the “All Other Compensation” column for 2008 are detailed in the “All Other Compensation Table” below.

(5)	Mr. Iannuzzi purchased 120,852 shares of the Company’s common stock in the open market with the entire net amount of his 2008 bonus. See the “Bonus Table” below for the details of such bonus.

(6)	Mr. Yates purchased 51,784 shares of the Company’s common stock in the open market with the entire net amount of his 2008 bonus. See the “Bonus Table” below for the details of such bonus.

Bonus Table

The following table provides a breakdown of all 2008 bonus amounts included in the “Summary Compensation Table” above.

					Bonus
					Pursuant to
			Cash Bonus		Annual			Discretionary
			Pursuant to		Performance	Discretionary		Annual
		Cash	Annual		Metrics	Annual		Bonus
		Sign-On	Performance		Paid in	Cash		Paid in
Name	Year	Bonus(1)	Metrics(2)		Stock(3)	Bonus(1)		Stock(3)	Total

Salvatore Iannuzzi	2008	$—	$860,000	(4)	$—	$440,000	(4)	$—	$1,300,000	(4)
Timothy T. Yates	2008	—	430,000	(5)	—	120,000	(5)	—	550,000	(5)
Darko Dejanovic	2008	—	—		387,000	—		263,000	650,000
James M. Langrock	2008	500,000	—		—	250,000		—	750,000
Lise Poulos	2008	—	—		344,000	—		156,000	500,000
Mark Stoever	2008	—	—		258,000	—		42,000	300,000

(1)	Amounts reported in the “Cash Sign-On Bonus” column and the “Discretionary Annual Cash Bonus” column of this “Bonus Table” are included in the “Bonus” column of the “Summary Compensation Table” above.

(2)	Amounts reported in the “Cash Bonus Pursuant to Annual Performance Metrics” column of this “Bonus Table” are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(3)	Amounts reported in the “Bonus Pursuant to Annual Performance Metrics Paid in Stock” column and the “Discretionary Annual Bonus Paid in Stock” column of this “Bonus Table” are included in the “Stock Awards” column of the “Summary Compensation Table” above. For additional information, see the “Stock Awards Table” below.

(4)	Mr. Iannuzzi purchased 120,852 shares of the Company’s common stock in the open market with the entire net amount of his 2008 bonus.

(5)	Mr. Yates purchased 51,784 shares of the Company’s common stock in the open market with the entire net amount of his 2008 bonus.

Stock Awards Table

The following table provides a breakdown by award of the 2008 amounts included in the “Stock Awards” column of the “Summary Compensation Table” above.

			Number of
			Shares
			or RSUs
	Grant/Issuance		Originally	Fair Value	2008
Name	Date		Awarded	of Award(1)	Expense(2)

Salvatore Iannuzzi	4/11/2007		225,000	$9,072,000	$2,263,542
	2/28/2008		120,000	3,332,400	628,899
	10/28/2008		350,000	2,450,000	186,259
Timothy T. Yates	6/7/2007		100,000	4,471,000	1,118,518
	2/28/2008		60,000	1,666,200	314,449
	10/28/2008		150,000	1,050,000	79,825
Darko Dejanovic	5/30/2007		12,000	560,040	140,235
	7/26/2007		80,000	3,012,800	754,230
	2/28/2008		60,000	1,666,200	314,449
	10/28/2008		150,000	1,050,000	79,825
	2/25/2009	(3)	97,014	650,000	650,000
James M. Langrock	6/5/2008		30,000	724,500	93,346
	10/28/2008		60,000	420,000	31,930
Lise Poulos	9/7/2007		40,000	1,340,000	334,945
	1/29/2008		15,000	432,900	89,681
	2/28/2008		40,000	1,110,800	209,633
	10/28/2008		100,000	700,000	53,217
	2/25/2009	(3)	74,626	500,000	500,000
Mark Stoever	3/27/2006		17,000	825,860	206,930
	7/26/2007		50,000	1,883,000	471,394
	2/28/2008		30,000	833,100	157,225
	10/28/2008		50,000	350,000	26,608
	2/25/2009	(3)	44,776	300,000	300,000

(1)	The “Fair Value of Award” column reports the grant date fair value of the stock award as determined in accordance with SFAS 123R. Generally, the grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule assuming the full vesting of the award and, for performance-based awards, achievement of the maximum performance goals. The fair value for stock awards is generally calculated using the closing price of the Company’s common stock on the grant date of the award. Vesting of the awards granted on October 28, 2008 is contingent upon the attainment of certain stock price targets, resulting in an estimated fair value of $7.00 per share rather than the $11.79 closing price of the Company’s common stock on October 28, 2008. See footnote 2 to the “Grants of Plan-Based Awards in 2008” table below.

(2)	The “2008 Expense” column reports the amount of the Company’s 2008 accounting expense for the award included in the “Stock Awards” column of the “Summary Compensation Table” above.

(3)	These rows represent 2008 bonuses paid through the issuance of shares of the Company’s common stock on February 25, 2009. The accounting expense for these bonuses was accrued during 2008.

All Other Compensation Table

The following table details each component reported for 2008 in the “All Other Compensation” column in the “Summary Compensation Table” above.

			Housing/		401(k)
		Transportation	Lodging	Tax	Matching
Name	Year	Expenses(1)	Expenses(2)	Gross-Ups(3)	Contributions	Total

Salvatore Iannuzzi	2008	$27,650	$—	$41,478	$6,900	$76,028
Timothy T. Yates	2008	—	—	—	6,900	6,900
Darko Dejanovic	2008	—	53,774	44,191	6,900	104,865
James M. Langrock	2008	—	—	—	—	—
Lise Poulos	2008	33,005	15,151	24,587	6,900	79,643
Mark Stoever	2008	—	—	—	6,900	6,900

(1)	The “Transportation Expenses” column reports expenses paid by the Company for transportation between a named executive officer’s primary residence and primary office location.

(2)	The “Housing/Lodging Expenses” column reports expenses paid by the Company relating to housing or lodging near a named executive officer’s primary office location.

(3)	With respect to Mr. Iannuzzi, consists of gross-ups of $19,929 and $21,549 paid to Mr. Iannuzzi in 2008 relating to transportation expenses reimbursed by the Company during 2007 and 2008. See the “Transportation Expenses” column of this “All Other Compensation Table.” With respect to Mr. Dejanovic, represents a gross-up relating to housing expenses paid by the Company for housing during 2008. See the “Housing/Lodging Expenses” column of this “All Other Compensation Table.” With respect to Ms. Poulos, represents a gross-up relating to transportation, housing and lodging expenses paid by the Company for transportation, housing and lodging during 2008. See the “Transportation Expenses” and “Housing/Lodging Expenses” columns of this “All Other Compensation Table.” The Compensation Committee has determined that effective July 1, 2009, all gross-ups will be eliminated on perquisites provided to executive officers that are not made available to employees generally, except that existing housing arrangements with Mr. Dejanovic and Ms. Poulos (including tax gross-ups) will remain in effect through October 2009.

Grants of Plan-Based Awards in 2008

The following table provides information about equity and non-equity incentive plan awards granted to the named executive officers in 2008.

					Estimated Future
					Payouts Under Equity
		Estimated Future Payouts			Incentive Plan			Grant Date
		Under Non-Equity Incentive			Awards(2)			Fair Value
		Plan Awards(1)				Target and	All Other	of Stock
		Threshold	Target	Maximum	Threshold	Maximum	Stock Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)(3)	($)(4)

Salvatore Iannuzzi	2/28/2008	—	—	—	—	—	120,000	3,332,400
	—	500,000	1,000,000	3,000,000	—	—	—	—
	10/28/2008	—	—	—	116,666	350,000	—	2,450,000

Timothy T. Yates	2/28/2008	—	—	—	—	—	60,000	1,666,200
	—	250,000	500,000	1,500,000	—	—	—	—
	10/28/2008	—	—	—	50,000	150,000	—	1,050,000

Darko Dejanovic	2/28/2008	—	—	—	—	—	60,000	1,666,200
	—	225,000	450,000	1,350,000	—	—	—	—
	10/28/2008	—	—	—	50,000	150,000	—	1,050,000

James M. Langrock	6/5/2008	—	—	—	—	—	30,000	724,500
	10/28/2008	—	—	—	20,000	60,000	—	420,000

Lise Poulos	1/29/2008	—	—	—	—	—	15,000	432,900
	2/28/2008	—	—	—	—	—	40,000	1,110,800
	—	200,000	400,000	1,200,000	—	—	—	—
	10/28/2008	—	—	—	33,333	100,000	—	700,000

Mark Stoever	2/28/2008	—	—	—	—	—	30,000	833,100
	—	150,000	300,000	900,000	—	—	—	—
	10/28/2008	—	—	—	16,666	50,000	—	350,000

(1)	The amounts shown under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” relate to 2008 annual incentive plan awards made pursuant to the 2008 Performance Plan. The minimum payout that each named executive officer could have received is zero, as a result of either the failure by the Company to achieve any of the applicable threshold financial performance goals or the exercise of negative discretion by the Compensation Committee to reflect unsatisfactory individual performance. Threshold amounts assume the attainment of the threshold Company goal for each applicable financial performance metric and the exercise of negative discretion by the Compensation Committee to reflect satisfactory rather than exceptional individual performance. Target amounts reflect target bonuses equal to 100% of base salary and assume the attainment of the target Company goal for each applicable financial performance metric (based on the Company’s 2008 budget) and the exercise of negative discretion by the Compensation Committee to reflect satisfactory rather than exceptional individual performance. Maximum amounts reflect the maximum possible payouts and assume the attainment of the maximum Company goals for each applicable financial performance metric and no exercise of negative discretion by the Compensation Committee. Actual payouts under these 2008 incentive awards to Messrs. Iannuzzi and Yates are reflected in the “Cash Bonus Pursuant to Annual Performance Metrics” column of the “Bonus Table” above. Actual payouts under these 2008 incentive awards to Mr. Dejanovic, Ms. Poulos and Mr. Stoever are reflected in the “Bonus Pursuant to Annual Performance Metrics Paid in Stock” column of the “Bonus Table” above.

(2)	The amounts shown under “Estimated Future Payouts Under Equity Incentive Plan Awards” relate to performance-based restricted stock. Each such award may vest in 33 1/3% installments if the Company’s common stock price reaches and remains at the applicable price target for such installment for 15 trading days in any 30 trading day period during the 5-year period following the date of grant. The stock price targets for the three installments are $21.00, $28.00 and $35.00. Threshold amounts listed in the table reflect the number of shares of restricted stock that would vest assuming the attainment of only the $21.00 stock price target. Target and maximum amounts reflect the full number of shares of restricted stock that would vest assuming the attainment of all stock price targets.

(3)	The amounts shown under “All Other Stock Awards” represent grants of restricted stock vesting 25% per year over four years from the grant date.

(4)	The amounts shown under “Grant Date Fair Value of Stock Awards” consist of the grant date fair value of stock awards as determined in accordance with SFAS 123R. Generally, the grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule assuming the full vesting of the award and, for performance-based awards, achievement of the maximum performance goals. Vesting of the awards granted on October 28, 2008 is contingent upon the attainment of certain stock price targets, resulting in an estimated fair value of $7.00 per share rather than the $11.79 closing price of the Company’s common stock on October 28, 2008.

Outstanding Equity Awards at December 31, 2008

The following table summarizes the holdings of stock option and stock awards of our named executive officers at December 31, 2008. The table includes unexercised stock option awards, both exercisable and not exercisable, and stock awards that have not vested, for each named executive officer outstanding as of December 31, 2008.

		Option Awards					Stock Awards
											Equity Incentive
										Equity Incentive	Plan Awards:
										Plan Awards:	Market or
									Market	Number of	Payout Value of
							Number of		Value of	Unearned	Unearned
		Number of		Number of			Shares or		Shares or	Shares, Units	Shares, Units
		Securities		Securities			Units of		Units of	or Other	or Other
		Underlying		Underlying	Option		Stock That		Stock That	Rights That	Rights That
		Unexercised		Unexercised	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	Grant	Options (#)		Options (#)	Price	Expiration	Vested		Vested	Vested	Vested
Name	Date	Exercisable		Unexercisable	($)	Date	(#)		($)(1)	(#)(2)	($)(1)

Salvatore Iannuzzi	4/11/2007	—		—	—	—	168,750	(3)	2,040,188	—	—
	2/28/2008	—		—	—	—	120,000	(4)	1,450,800	—	—
	10/28/2008	—		—	—	—	—		—	350,000	4,231,500
Timothy T. Yates	6/7/2007	—		—	—	—	75,000	(5)	906,750	—	—
	2/28/2008	—		—	—	—	60,000	(4)	725,400	—	—
	10/28/2008	—		—	—	—	—		—	150,000	1,813,500
Darko Dejanovic	5/30/2007	—		—	—	—	9,000	(6)	108,810	—	—
	7/26/2007	—		—	—	—	80,000	(7)	967,200	—	—
	2/28/2008	—		—	—	—	60,000	(4)	725,400	—	—
	10/28/2008	—		—	—	—	—		—	150,000	1,813,500
James M. Langrock	6/5/2008	—		—	—	—	30,000	(4)	362,700	—	—
	10/28/2008	—		—	—	—	—		—	60,000	725,400
Lise Poulos	9/7/2007	—		—	—	—	30,000	(8)	362,700	—	—
	1/29/2008	—		—	—	—	15,000	(4)	181,350	—	—
	2/28/2008	—		—	—	—	40,000	(4)	483,600	—	—
	10/28/2008	—		—	—	—	—		—	100,000	1,209,000
Mark Stoever	9/8/2005	6,000	(9)	6,000	30.75	9/8/2015	—		—	—	—
	3/27/2006	—		—	—	—	8,500	(10)	102,765	—	—
	7/26/2007	—		—	—	—	50,000	(7)	604,500	—	—
	2/28/2008	—		—	—	—	30,000	(4)	362,700	—	—
	10/28/2008	—		—	—	—	—		—	50,000	604,500

(1)	In accordance with SEC rules, the values shown in this column are based on the closing market price of the Company’s common stock as of December 31, 2008, which was $12.09.

(2)	The awards shown in this column are performance-based restricted stock awards. Each such award may vest in 33 1/3% installments if the Company’s common stock price reaches and remains at the applicable price target for such installment for 15 trading days in any 30 trading day period during the 5-year period following the date of grant. The stock price targets for the three installments are $21.00, $28.00 and $35.00. See also the “Estimated Future Payouts Under Equity Incentive Plan Awards” column in the “Grants of Plan-Based Awards in 2008” table above.

(3)	Restricted stock award granted April 11, 2007: 56,250 shares vest on each of April 13, 2009, April 12, 2010 and April 11, 2011.

(4)	Each of the restricted stock awards granted January 29, 2008, February 28, 2008 and June 5, 2008 vest in 25% increments on each of the first, second, third and fourth anniversaries of the grant date.

(5)	Restricted stock award granted June 7, 2007: 25,000 shares vest on each of June 8, 2009, June 7, 2010 and June 7, 2011.

(6)	RSU award granted May 30, 2007: 3,000 RSUs vest on each of May 30, 2009, May 30, 2010 and May 30, 2011.

(7)	Each of the restricted stock awards granted July 26, 2007 vest in 50% increments on each of July 26, 2009 and July 26, 2011.

(8)	Restricted stock award granted September 7, 2007: 10,000 shares vest on each of September 7, 2009, September 7, 2010 and September 7, 2011.

(9)	Stock option award granted September 8, 2005: 3,000 stock options will become exercisable on each of September 8, 2009 and September 8, 2010.

(10)	Performance-based RSU award granted March 27, 2006: 4,250 RSUs vest on each of March 5, 2009 and March 5, 2010.

Option Exercises and Stock Vested

The following table provides information relating to the number of shares acquired by the named executive officers upon the vesting of stock awards during 2008 and the value realized, before any applicable tax and other withholding obligations. None of the named executive officers exercised stock options during 2008.

	Stock Awards
	Number of
	Shares		Value
	Acquired on		Realized on
	Vesting		Vesting
Name	(#)(1)		($)(2)

Salvatore Iannuzzi	64,381	(3)	1,470,869
Timothy T. Yates	25,000		568,750
Darko Dejanovic	3,000		74,070
James M. Langrock	—		—
Lise Poulos	10,000		201,900
Mark Stoever	4,250		115,218

(1)	This column does not include 2008 bonuses paid to Messrs. Dejanovic and Stoever and Ms. Poulos through the issuance of shares of the Company’s common stock on February 25, 2009. See footnote 3 to the “Stock Awards Table” above.

(2)	The value realized on vesting is based on the market price of the Company’s common stock on the vesting date.

(3)	Includes 8,131 shares of common stock that vested and were issued to Mr. Iannuzzi on March 5, 2008, resulting in $220,431 of value realized by Mr. Iannuzzi during 2008, representing the portion of Mr. Iannuzzi’s 2007 bonus that was paid through the issuance of common stock.

Potential Payments Upon Termination or Change-in-Control

This section describes the payments and other benefits that we have agreed to provide to the NEOs if their employment terminates in the future for various reasons, and in the event of any future change in control of the Company. We also quantify such payments and benefits assuming that (1) the termination or change in control had occurred on December 31, 2008, and (2) the value realized upon the accelerated vesting of restricted stock and RSUs was $12.09 per share, the closing price of our common stock on that date.

Generally, as described in more detail below, each of the NEOs is entitled to certain payments, benefits and/or accelerated vesting of their equity awards in the event of:

•	a termination of employment due to death or disability;

•	an involuntary termination of employment;

•	an involuntary termination of employment in connection with or following a change in control; and/or

•	a change in control.

Generally, all of the Company’s outstanding equity awards will become fully vested according to their terms upon a change in control. Although the definition of a “change in control” varies in some cases with respect to employment agreements and the terms of equity awards, a “change in control” will generally occur upon:

•	the acquisition of a controlling interest in the Company (the meaning of “controlling interest” varies among agreements, ranging from between 25% of the Company’s voting securities to more than 50% of the Company’s voting securities);

•	a sale of all or substantially all of the Company’s assets;

•	the approval by the Company’s stockholders of a plan of complete liquidation;

•	the consummation of a reorganization or merger of the Company in which more than 50% of the voting power of the Company is transferred to new stockholders; or

•	a change in the composition of a majority of the members of the Board of Directors.

We amended the employment agreements for Messrs. Iannuzzi, Yates and Langrock and Ms. Poulos, effective January 1, 2009, to provide that upon the occurrence of an event that could lead to a change in control that does not meet the requirements of Internal Revenue Code Section 409A, the Company is required to establish an irrevocable grantor trust and transfer to the trustee of such trust an amount equal to the severance payments and the estimated tax gross up payments, if any, owed to each such NEO upon a termination of employment in connection with such change in control. The amounts transferred to the trustee will be paid to the applicable NEOs in accordance with the terms of their employment agreements. These amendments were made to ensure that these NEOs will receive their contractual benefits in such an event as intended under their original employment agreements.

Salvatore Iannuzzi

The table below quantifies the assumed payments and benefits that Mr. Iannuzzi would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2008, and the footnotes describe the contractual provisions that provide those rights to Mr. Iannuzzi.

	Termination
			Without	Without Cause/For Good
		Non-Renewal	Cause/For	Reason in Connection
	Death or	of Employment	Good	with a Change in	Change in
Payments and Benefits	Disability(1)	Agreement(2)	Reason(3)(4)	Control(3)(5)	Control(6)

Severance	$—	$2,600,000	$3,900,000	$5,200,000	$—
Pro-Rata Bonus	1,300,000	1,300,000	1,300,000	1,300,000	—
Continued Welfare Benefits (Medical, Dental and/or Life Insurance)	36,407	24,271	36,407	48,543	—
Restricted Stock Awards (Accelerated Vesting)(7)	5,682,300	—	7,722,488	7,722,488	7,722,488
Gross Up Payment for Excise Taxes	—	—	—	4,732,114	2,232,501

(1)	Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated due to his death or disability, Mr. Iannuzzi is entitled to receive the following payments and benefits: (i) the bonus he would have earned for the fiscal year of his termination, pro-rated for the number of days worked in the fiscal year in which such termination occurs, such bonus to be paid at the time bonuses for such fiscal year are generally paid (a “pro-rata bonus”); and (ii) continued medical, dental and life insurance benefits for 18 months after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis). Except for unvested shares under Mr. Iannuzzi’s April 11, 2007 sign-on restricted stock award, all unvested restricted stock awards granted to Mr. Iannuzzi will fully vest upon such a termination under the terms of those awards.

(2)	Although the term of Mr. Iannuzzi’s employment agreement does not end until December 31, 2012, the “Non-Renewal of Employment Agreement” column assumes a hypothetical failure to extend the term of the agreement if the term had ended on December 31, 2008. Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated in connection with the Company’s non-renewal of his employment agreement, Mr. Iannuzzi is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to the sum of (a) Mr. Iannuzzi’s base salary at the time of such termination and (b) the greater of (X) 50% of Mr. Iannuzzi’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for one year after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis). The Company’s obligation to provide the benefits described in clauses (i) and (iii) of the preceding sentence will cease upon any breach by Mr. Iannuzzi of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(3)	Pursuant to Mr. Iannuzzi’s employment agreement, “cause” means any of the following events that are not cured within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of his duties or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any governmental authority having jurisdiction over the Company; a material breach of the employment agreement; or commission of a felony or certain other crimes or acts having a material adverse effect on the Company. Pursuant to the employment agreement, “good reason” means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue the executive in his position under the employment agreement; failure of the executive to be elected to the Board of Directors; a material diminution or interference with respect to his duties, responsibilities or authority; a relocation of the Company’s executive offices to more than 35 miles from New York City or Maynard, Massachusetts or a requirement that the executive relocate his personal residence; a reduction in compensation or equity awards, or a material reduction in other benefits; or the Company’s material breach of the employment agreement.

(4)	Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Iannuzzi for good reason, Mr. Iannuzzi is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to 1.5 times the sum of (a) Mr. Iannuzzi’s then current annual base salary and (b) the greater of (X) 50% of Mr. Iannuzzi’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs, paid in 18 equal monthly payments following such termination; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 18 months after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis); and (iv) full vesting of all restricted stock and other equity-based awards granted to Mr. Iannuzzi by the Company. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. Iannuzzi of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(5)	The “Without Cause/For Good Reason in Connection with a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment in connection with the change in control. Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Iannuzzi for good reason, in either case within six months before, or 18 months after, a change in control, Mr. Iannuzzi is entitled to receive the following payments and benefits:

(i) a lump sum severance payment equal to two times the sum of (a) Mr. Iannuzzi’s base salary at the time of such termination and (b) the greater of (X) Mr. Iannuzzi’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for two years after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis); (iv) full vesting of all restricted stock and other equity-based awards granted to Mr. Iannuzzi by the Company; and (v) to the extent payments or benefits owed to Mr. Iannuzzi in connection with the change in control are subject to the excise tax under Internal Revenue Code Section 4999, an additional payment such that Mr. Iannuzzi will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment. If the change in control does not satisfy the requirements of Internal Revenue Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid to Mr. Iannuzzi in equal monthly payments over the 18-month period following Mr. Iannuzzi’s termination, rather than in a lump sum.

(6)	Pursuant to Mr. Iannuzzi’s employment agreement, upon a change in control, all of the outstanding restricted stock and other equity-based awards granted to him by the Company will become fully vested, and to the extent payments or benefits owed to Mr. Iannuzzi in connection with the change in control are subject to the excise tax under Internal Revenue Code Section 4999, the Company will provide him with an additional payment such that Mr. Iannuzzi will receive the full amount owed to him under his employment agreement in connection with such change in control, without regard to the excise tax or any other taxes imposed on the additional payment.

(7)	As of December 31, 2008, Mr. Iannuzzi held 638,750 unvested shares of restricted stock and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of 638,750 shares of restricted stock, based on the closing price of our common stock on December 31, 2008 of $12.09 per share, except that the amount in the “Death or Disability” column represents the accelerated vesting of 470,000 shares of restricted stock, based on the closing price of our common stock on such date.

Timothy T. Yates

The table below quantifies the assumed payments and benefits that Mr. Yates would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2008, and the footnotes describe the contractual provisions that provide those rights to Mr. Yates.

	Termination
			Without Cause/
		Without Cause/	For Good Reason in
	Death or	For Good	Connection with a Change	Change in
Payments and Benefits	Disability(1)	Reason(2)(3)	in Control(2)(4)	Control(5)

Severance	$—	$500,000	$500,000	$—
Pro-Rata Bonus	550,000	550,000	550,000	—
Continued Welfare Benefits (Medical, Dental and/or Life Insurance)	11,326	11,326	11,326	—
Restricted Stock Awards (Accelerated Vesting)(6)	2,538,900	906,750	3,445,650	3,445,650
Gross Up Payment for Excise Taxes	—	—	1,200,930	—

(1)	Pursuant to Mr. Yates’ employment agreement, if his employment is terminated due to his death or disability, Mr. Yates is entitled to receive the following payments and benefits: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants. Except for unvested shares under Mr. Yates’ June 7, 2007 sign-on restricted stock award, all unvested restricted stock awards granted to Mr. Yates will fully vest upon such a termination under the terms of those awards.

(2)	Pursuant to Mr. Yates’ employment agreement, “cause” means any of the following events that are not cured within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of his duties or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any governmental authority having jurisdiction over the Company; a material breach of the employment agreement; or commission of a felony or certain other crimes or acts having a material adverse effect on the

Company. Pursuant to the employment agreement, “good reason” means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue the executive in his position under the employment agreement; failure of the executive to be elected to the Board of Directors; a material diminution or interference with respect to his duties, responsibilities or authority; a relocation of the Company’s executive offices to more than 35 miles from New York City or a requirement that the executive relocate his personal residence; a reduction in compensation or equity awards, or a material reduction in other benefits; or the Company’s material breach of the employment agreement.

(3)	Pursuant to Mr. Yates’ employment agreement, if his employment is terminated by the Company without cause or by Mr. Yates for good reason, Mr. Yates is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to Mr. Yates’ then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants; and (iv) full vesting of all unvested shares under Mr. Yates’ June 7, 2007 sign-on restricted stock award. The Company’s obligation to provide the severance payment described in clause (i) of the preceding sentence will cease upon any breach by Mr. Yates of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)	The “Without Cause/For Good Reason in Connection with a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment in connection with the change in control. Pursuant to Mr. Yates’ employment agreement, if his employment is terminated by the Company without cause or by Mr. Yates for good reason, in either case within six months before, or 18 months after, a change in control, Mr. Yates is entitled to receive the following payments and benefits (in addition to accelerated vesting of outstanding equity awards not described below): (i) a lump sum severance payment equal to Mr. Yates’ then current annual base salary; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants; (iv) full vesting of all unvested shares under Mr. Yates’ June 7, 2007 sign-on restricted stock award; and (v) to the extent payments or benefits owed to Mr. Yates in connection with the change in control are subject to the excise tax under Internal Revenue Code Section 4999, an additional payment such that Mr. Yates will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment. If the change in control does not satisfy the requirements of Internal Revenue Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid to Mr. Yates in equal monthly payments over the 12-month period following Mr. Yates’ termination, rather than in a lump sum.

(5)	Pursuant to Mr. Yates’ employment agreement, upon a change in control, all of the outstanding restricted stock and other equity-based awards granted to him by the Company will become fully vested, and to the extent payments or benefits owed to Mr. Yates in connection with the change in control are subject to the excise tax under Internal Revenue Code Section 4999, the Company will provide him with an additional payment such that Mr. Yates will receive the full amount owed to him under his employment agreement in connection with such change in control, without regard to the excise tax or any other taxes imposed on the additional payment.

(6)	As of December 31, 2008, Mr. Yates held 285,000 unvested shares of restricted stock and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of restricted stock as follows, based on the closing price of our common stock on December 31, 2008 of $12.09 per share: “Without Cause/For Good Reason” column — 75,000 shares; “Death or Disability” column — 210,000 shares; and “Without Cause/For Good Reason in Connection with a Change in Control” and “Change in Control” columns — 285,000 shares.

Darko Dejanovic

The table below quantifies the assumed payments and benefits that Mr. Dejanovic would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2008, and the footnotes describe the contractual provisions that provide those rights to Mr. Dejanovic.

	Termination
			Termination by the
			Company/Constructive
	Death or		Termination After a	Change in
Payments and Benefits	Disability(1)	Without Cause(2)	Change in Control(3)	Control(4)

Severance	$—	$450,000	$450,000	$—
Continued Welfare Benefits (Medical and Dental)	—	13,334	13,334	—
Restricted Stock and RSU Awards (Accelerated Vesting)(5)	3,614,910	—	3,614,910	3,614,910

(1)	Pursuant to the terms of Mr. Dejanovic’s equity awards, if his employment is terminated due to his death or disability, all of his unvested shares of restricted stock and RSUs will become fully vested.

(2)	Pursuant to Mr. Dejanovic’s employment agreement, if his employment is terminated by the Company without cause, Mr. Dejanovic is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to his then current annual base salary, paid over the one-year period following such termination; and (ii) continued medical and dental benefits for one year after termination. Pursuant to Mr. Dejanovic’s employment agreement, “cause” means any of the following events: willful misconduct or gross negligence in the performance of his duties or a material violation of Company policy, in each case that is not cured within 20 days after receipt of notice; or the commission of a felony, criminal dishonesty or fraud.

(3)	The “Termination by the Company/Constructive Termination After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Mr. Dejanovic’s employment agreement, if his employment is terminated by the Company for any reason or by Mr. Dejanovic as a result of a reduction in the nature or scope of his authority or duties, a reduction in his compensation or benefits, or a change in the city in which he is required to perform his duties, in each case following a change in control, then Mr. Dejanovic is entitled to receive the following payments and benefits (in addition to accelerated vesting of outstanding equity awards): (i) severance payments equal to his then current annual base salary, paid over the one-year period following such termination; (ii) full vesting of Mr. Dejanovic’s unvested RSU awards; and (iii) continued medical and dental benefits for the one-year period after termination.

(4)	All of the outstanding equity awards held by Mr. Dejanovic will become fully vested according to their terms upon a change in control. In addition, pursuant to Mr. Dejanovic’s employment agreement, in the event of a change in control, all of Mr. Dejanovic’s unvested RSUs will become fully vested.

(5)	As of December 31, 2008, Mr. Dejanovic held 290,000 unvested shares of restricted stock, 9,000 unvested RSUs and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of 290,000 shares of restricted stock and 9,000 RSUs, based on the closing price of our common stock on December 31, 2008 of $12.09 per share.

James M. Langrock

The table below quantifies the assumed payments and benefits that Mr. Langrock would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2008, and the footnotes describe the contractual provisions that provide those rights to Mr. Langrock.

	Termination
			Without Cause/
	Death or	Without Cause/	For Good Reason After a	Change in
Payments and Benefits	Disability(1)	For Good Reason(2)(3)	Change in Control(2)(4)	Control(5)

Severance	$—	$350,000	$350,000	$—
Pro-Rata Bonus	250,000	250,000	250,000	—
Continued Welfare Benefits (Medical, Dental and/or Life Insurance)	14,132	14,132	14,132	—
Restricted Stock Awards (Accelerated Vesting)(6)	1,088,100	—	1,088,100	1,088,100

(1)	Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated due to his death or disability, Mr. Langrock is entitled to receive the following payments and benefits: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after the date of termination for him and his eligible dependants. In addition, pursuant to the terms of Mr. Langrock’s equity awards, all of Mr. Langrock’s unvested shares of restricted stock will become fully vested.

(2)	Pursuant to Mr. Langrock’s employment agreement, “cause” means any of the following events that are not cured within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of his duties or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any governmental authority having jurisdiction over the Company; a material breach of the employment agreement; or commission of a felony or certain other crimes or acts having a material adverse effect on the Company. Pursuant to the employment agreement, “good reason” means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue the executive in his position under the employment agreement; a material diminution or interference with respect to his duties, responsibilities or authority; a relocation of the Company’s executive offices to more than 35 miles from New York City or a requirement that the executive relocate his personal residence; or the Company’s material breach of the employment agreement.

(3)	Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Langrock for good reason, Mr. Langrock is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to Mr. Langrock’s then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. Langrock of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)	The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Langrock for good reason, in either case following a change in control, he is entitled to receive the following payments and benefits upon his execution of a release (in addition to accelerated vesting of outstanding equity awards not described below): (i) a lump sum severance payment equal to Mr. Langrock’s then current annual base salary; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants; and (iv) full vesting of all restricted stock and other equity-based awards granted to Mr. Langrock by the Company. If the change in control does not satisfy the requirements of Internal Revenue Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid in equal monthly payments over the 12-month period following Mr. Langrock’s termination, rather than in a lump sum.

(5)	All of the outstanding equity awards held by Mr. Langrock will become fully vested according to their terms upon a change in control.

(6)	As of December 31, 2008, Mr. Langrock held 90,000 unvested shares of restricted stock and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of 90,000 shares of restricted stock, based on the closing price of our common stock on December 31, 2008 of $12.09 per share.

Lise Poulos

The table below quantifies the assumed payments and benefits that Ms. Poulos would have been entitled to upon her termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2008, and the footnotes describe the contractual provisions that provide those rights to Ms. Poulos.

	Termination
			Without Cause/
	Death or	Without Cause/	For Good Reason After a	Change in
Payments and Benefits	Disability(1)	For Good Reason(2)(3)	Change in Control(2)(4)	Control(5)

Severance	$—	$375,000	$375,000	$—
Pro-Rata Bonus	500,000	500,000	500,000	—
Continued Welfare Benefits (Medical, Dental and/or Life Insurance)	8,928	8,928	8,928	—
Restricted Stock Awards (Accelerated Vesting)(6)	1,873,950	—	2,236,650	2,236,650

(1)	Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated due to her death or disability, Ms. Poulos is entitled to receive the following payments and benefits: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for her and her eligible dependants. In addition, all unvested restricted stock awards granted to Ms. Poulos will fully vest upon such a termination under the terms of those awards, except unvested shares under Ms. Poulos’ September 7, 2007 sign-on restricted stock award.

(2)	Pursuant to Ms. Poulos’ employment agreement, “cause” means any of the following events that are not cured within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of her duties or a material violation of Company policy; use of illegal drugs while performing her duties; failure to cooperate with any governmental authority having jurisdiction over the Company; a material breach of the employment agreement; or commission of a felony or certain other crimes or acts having a material adverse effect on the Company. Pursuant to the employment agreement, “good reason” means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue the executive in her position under the employment agreement; a material diminution or interference with respect to her duties, responsibilities or authority; a relocation of the Company’s executive offices to more than 35 miles from New York City or a requirement that the executive relocate her personal residence; or the Company’s material breach of the employment agreement.

(3)	Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated by the Company without cause or by Ms. Poulos for good reason, Ms. Poulos is entitled to receive the following payments and benefits (subject to her execution of a release): (i) severance payments equal to Ms. Poulos’ then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for 12 months after termination for her and her eligible dependants. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Ms. Poulos of her 12-month non-competition or non-solicitation covenants, or upon any material breach of her confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)	The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated by the Company without cause or by Ms. Poulos for good reason, in either case following a change in control, she is entitled to receive the following payments and benefits upon her execution of a release (in addition to accelerated vesting of outstanding equity awards not described below): (i) a lump sum severance payment equal to Ms. Poulos’ then current annual base salary; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 12 months after termination for her and her eligible dependants; and (iv) full vesting of all restricted stock and other equity-based awards granted to Ms. Poulos by the Company. If the change in control does not satisfy the requirements of Internal Revenue Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid in equal monthly payments over the 12-month period following Ms. Poulos’ termination, rather than in a lump sum.

(5)	All of the outstanding equity awards held by Ms. Poulos will become fully vested according to their terms upon a change in control.

(6)	As of December 31, 2008, Ms. Poulos held 185,000 unvested shares of restricted stock and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of 185,000 shares of restricted stock, based on the closing price of our common stock on December 31, 2008 of $12.09 per share, except that the amount in the “Death or Disability” column represents the accelerated vesting of 155,000 shares of restricted stock, based on the closing price of our common stock on such date.

Mark Stoever

The table below quantifies the assumed payments and benefits that Mr. Stoever would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2008, and the footnotes describe the contractual provisions that provide those rights to Mr. Stoever.

	Termination
Payments and Benefits	Death or Disability(1)	Without Cause(2)	Change in Control(3)

Severance	$—	$300,000	$—
Continued Welfare Benefits (Medical and Dental)	—	10,000	—
Restricted Stock and RSU Awards (Accelerated Vesting)(4)	1,674,465	—	1,674,465

(1)	Pursuant to the terms of Mr. Stoever’s equity awards, if his employment is terminated due to his death or disability, all of his unvested shares of restricted stock and RSUs will become fully vested.

(2)	Pursuant to Mr. Stoever’s employment agreement, if his employment is terminated by the Company without cause, Mr. Stoever is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to his then current annual base salary, payable in regular payments during the one-year period following his termination; and (ii) continued health and dental benefits for one year after termination. Pursuant to Mr. Stoever’s employment agreement, “cause” means any of the following events: willful misconduct or gross negligence in the performance of his duties or a material violation of Company policy, in each case that is not cured within 15 days after receipt of notice; breach of any material obligation to the Company that is not cured within 15 days after receipt of notice; or the commission of a felony, criminal dishonesty, any crime involving moral turpitude or fraud.

(3)	All of the outstanding equity awards held by Mr. Stoever will become fully vested according to their terms upon a change in control.

(4)	As of December 31, 2008, Mr. Stoever held 130,000 unvested shares of restricted stock, 8,500 unvested RSUs and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of 130,000 shares of restricted stock and 8,500 RSUs, based on the closing price of our common stock on December 31, 2008 of $12.09 per share.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2008 with respect to our equity compensation plans which have been approved by our stockholders. We do not have any equity compensation plans that were not approved by our stockholders.

Number of Securities
Remaining Available
for Future Issuance
Under Equity
Compensation Plans
	Number of Securities to	Weighted-Average	(Excluding Securities
	be Issued Upon	Exercise Price of	to be Issued Upon
	Exercise of	Outstanding	Exercise of Outstanding
	Outstanding Options,	Options, Warrants	Options, Warrants
Plan Category	Warrants and Rights	and Rights	and Rights)

Equity compensation plans approved by security holders	6,290,443	$30.58	3,677,360
Equity compensation plans not approved by security holders	—	—	—

Total	6,290,443	$30.58	3,677,360

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors serve one-year terms (or shorter if appointed by the Board of Directors between annual meetings) and are elected annually. Accordingly, the current term of office of all of the Company’s directors expires at the Annual Meeting. Seven directors are to be elected at the Annual Meeting. Mr. Stein is not standing for re-election and his current term will expire at the Annual Meeting. At the time of the Annual Meeting, the number of directors constituting the Board of Directors will be reduced to seven.

Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the 2010 Annual Meeting and until their successors are duly elected and qualified. Our certificate of incorporation and by-laws provide that the number of directors on the Board of Directors shall be not less than three and no more than twelve, as is fixed from time to time by resolution of the Board of Directors. Our nominees for election to the Board of Directors are set forth below. All of the nominees are current directors. All of the nominees have been recommended by the Corporate Governance and Nominating Committee for election to the Board of Directors and all have consented to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

The Board of Directors recommends a vote FOR the election to the Board of Directors of each of the following nominees:

		Year First
		Became
Nominee	Age	Director	Biography

Salvatore Iannuzzi	55	2006	Director of the Company since July 2006. Mr. Iannuzzi has been Chairman of the Board, President and Chief Executive Officer of the Company since April 2007. Prior to joining the Company, Mr. Iannuzzi served as President of Motorola, Inc.’s Enterprise Mobility business from January 2007 to April 2007. Prior to that, Mr. Iannuzzi served as President and Chief Executive Officer of Symbol Technologies, Inc. (“Symbol”), a publicly traded company engaged in the business of manufacturing and servicing products and systems used in end-to-end enterprise mobility solutions, from January 2006 to January 2007, when Symbol was sold to Motorola, Inc. He previously served as Symbol’s Interim President and Chief Executive Officer and Chief Financial Officer from August 2005 to January 2006 and as Senior Vice President, Chief Administrative and Control Officer from April 2005 to August 2005. He also served as a director of Symbol from December 2003 to January 2007, serving as the Non-Executive Chairman of the Board from December 2003 to April 2005. From August 2004 to April 2005, Mr. Iannuzzi was a partner in Saguenay Capital, a boutique investment firm. Prior thereto, from April 2000 to August 2004, Mr. Iannuzzi served as Chief Administrative Officer of CIBC World Markets. From 1982 to 2000, he held several senior positions at Bankers Trust Company/Deutsche Bank, including Senior Control Officer and Head of Corporate Compliance.
Robert J. Chrenc	64	2007	Director of the Company since April 2007. Mr. Chrenc served as a director of Symbol beginning in December 2003, and as non-executive Chairman of the Board of Directors of Symbol from April 2005 until January 9, 2007, the date of Symbol’s sale to Motorola, Inc. Mr. Chrenc was Executive Vice President and Chief Administrative Officer at ACNielsen, a leading provider of marketing information based on measurement and analysis of marketplace dynamics and consumer attitudes and behavior, from February 2001 until his retirement in December 2001. From June 1996 to February 2001, he served as ACNielsen’s Executive Vice President and Chief Financial Officer. Mr. Chrenc is also a member of the board of directors of Information Services Group Inc.

		Year First
		Became
Nominee	Age	Director	Biography

John Gaulding	63	2001	Director of the Company since June 2001. Previously, Mr. Gaulding was a director of the Company from January 1996 to October 1999. Since July 1996, Mr. Gaulding has been a private investor and business consultant in the fields of strategy and organization. He was Chairman and Chief Executive Officer of National Insurance Group, a publicly traded financial information services company, from April 1996 through July 11, 1996, the date of such company’s sale. For six years prior thereto, he was President and Chief Executive Officer of ADP Claims Solutions Group. From 1985 to 1990, Mr. Gaulding was President and Chief Executive Officer of Pacific Bell Directory, the yellow pages publishing unit of Pacific Telesis Group. Mr. Gaulding served as Co-Chairman of the Yellow Pages Publishers Association from 1987 to 1990. Mr. Gaulding is also a director of ANTs software inc., a developer of data management software, and Yellow Pages Group, Inc., a public Canadian publisher of yellow pages and specialized vertical directories.
Edmund P. Giambastiani, Jr.	60	2008	Director of the Company since January 2008. On October 1, 2007, Admiral Giambastiani, a nuclear trained submarine officer, retired from the United States Navy after 41 years of service. Between 2005 and 2007 Admiral Giambastiani was the second highest ranking military officer in the United States, serving as the seventh Vice Chairman of the Joint Chiefs of Staff. In addition to his appointment as Vice Chairman of the Joint Chiefs of Staff, Admiral Giambastiani’s distinguished naval career included assignments as Special Assistant to the CIA’s Deputy Director for Intelligence, command of two nuclear submarines, command of a submarine squadron, Deputy Chief of Staff for Resources, Warfare Requirements and Assessments US Pacific Fleet, Director of Submarine Warfare — office of the Chief of Naval Operations, command of the Atlantic Fleet Submarine and Anti Submarine forces, Deputy Chief of Naval Operations for Resources, Warfare Requirements and Assessments, Senior Military Assistant to the United States Defense Secretary and Commander, United States Joint Forces Command. He also served as NATO’s first Supreme Allied Commander Transformation where he led the transformation of the military alliance. Admiral Giambastiani currently serves as the chairman of the board of directors for Alenia North America, Inc., and as a director of SRA International, Inc. and QinetiQ Group plc. Admiral Giambastiani also consults for a variety of defense and non-defense related companies.

		Year First
		Became
Nominee	Age	Director	Biography

Ronald J. Kramer	50	2000	Director of the Company since February 2000. Mr. Kramer has served as Chief Executive Officer of Griffon Corporation since April 2008. From April 2002 until March 2008, Mr. Kramer served as President and a director of Wynn Resorts, Limited, a developer, owner and operator of hotel and casino resorts. Mr. Kramer is also a member of the board of directors of Sapphire Industrials Corp.
Roberto Tunioli	50	2008	Director of the Company since September 2008. From 2001 to April 2009, Mr. Tunioli was the Vice Chairman and Chief Executive Officer of Datalogic SpA, a publicly traded company based in Italy that produces bar code readers, data collection mobile computers and RFID technology systems. He was Datalogic’s Chief Executive Officer from 1995 to 2001 prior to adding the title of Vice Chairman in 2001, and started at Datalogic in 1988. Prior to joining Datalogic, Mr. Tunioli worked in the financial services industry for leading banking and insurance companies. He is also a member of the board of directors of Monrif SpA, an Italian printing, publishing and hospitality company, and Piquadro S.p.A., an Italian luxury goods retailer.
Timothy T. Yates	61	2007	Director of the Company since June 2007. Mr. Yates has been Executive Vice President and Chief Financial Officer of the Company since June 2007. Prior to joining the Company, Mr. Yates served as Senior Vice President, Chief Financial Officer and a director of Symbol from February 2006 to January 2007. From January 2007 to June 2007, he was a Senior Vice President of Motorola, Inc.’s Enterprise Mobility business responsible for Motorola’s integration of Symbol. From August 2005 to February 2006, Mr. Yates served as an independent consultant to Symbol. Prior to this, from October 2002 to November 2005, Mr. Yates served as a partner and Chief Financial Officer of Saguenay Capital, a boutique investment firm. Prior to that, he served as a founding partner of Cove Harbor Partners, a private investment and consulting firm, which he helped establish in 1996. From 1971 through 1995, Mr. Yates held a number of senior leadership roles at Bankers Trust New York Corporation, including serving as Chief Financial and Administrative Officer from 1990 through 1995.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE MONSTER WORLDWIDE, INC.
2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE UNDER THE PLAN

Introduction

Our Board of Directors unanimously approved, and recommends that our stockholders approve, an amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) to increase the number of shares of common stock available for grant under the 2008 Plan by 2,710,000 shares.

The 2008 Plan, when adopted, reserved 4,225,000 shares of common stock for issuance, in addition to the number of shares of common stock subject to outstanding awards as of the effective date of the 2008 Plan under the Company’s 1999 Long Term Incentive Plan (the “1999 LTIP”) that on or after the effective date of the 2008 Plan ceased for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock).

The Company granted equity incentives to employees and non-employee directors in 2008 and 2009 pursuant to the 2008 Plan. In addition, to reduce the Company’s cash outlay for 2008 bonuses in response to the global macroeconomic environment, the Compensation Committee utilized shares available under the 2008 Plan in payment of 2008 annual bonuses for certain executive officers and other members of senior management. See “Executive Compensation” beginning on page 11 of this Proxy Statement for information on the equity awards granted to named executive officers under the 2008 Plan and annual bonuses paid using common stock available under the 2008 Plan.

As a result, as of April 23, 2009, only 719,796 shares remained available under the 2008 Plan for the issuance of awards. As of April 23, 2009, the Company had 5,530,999 stock options outstanding with a weighted average exercise price of $31.24 and a weighted average remaining term of 2.54 years, and 8,597,488 full-value awards outstanding. Generally, full-value awards are any awards other than stock options and stock appreciation rights. Of the 8,597,488 full-value awards outstanding as of April 23, 2009, 6,734,273 are shares of restricted stock that are included in the 126,047,291 shares of common stock outstanding as of April 23, 2009 and entitled to vote at the Annual Meeting. The remaining 1,863,215 full-value awards are RSUs and other stock awards that do not have voting rights.

On April 28, 2009, our Board of Directors unanimously approved an amendment to the 2008 Plan, subject to stockholder approval, to increase the number of shares of our common stock available for grant under the 2008 Plan by 2,710,000 shares. Our Board of Directors believes that without such increase, the shares currently available under the 2008 Plan plus additional shares that we expect to become available by reason of ceasing to be subject to awards under the 1999 LTIP will be insufficient to provide appropriate retention and performance equity incentives in future years.

At the same time, our Board of Directors also unanimously approved amendments to the 2008 Plan affecting awards granted on or after April 28, 2009 that reflect certain developments in good pay practices and are believed to be in the best interest of our stockholders. These other amendments, among other things, (1) changed the definition of a “Change in Control” such that a Change in Control only occurs upon the consummation of a merger or consolidation, rather than occurring upon stockholder approval of such merger or consolidation; (2) prohibit the committee that administers the 2008 Plan from lapsing or waiving restrictions on awards at the committee’s discretion, except in cases relating to death, disability, retirement or a Change in Control; (3) provide that dividends declared on unvested restricted stock will be paid only when, and to the extent that, the restricted stock in respect of which such dividends were declared, vests; (4) require that restricted stock or RSUs that vest based upon the completion of specified performance goals be based upon a performance period of at least one year, and where vesting is based upon employment for a minimum period, that vesting be no more rapid than ratably over three years, in each case except (a) upon the participant’s death, disability or retirement, (b) as may be required under terms in effect prior to April 28, 2009 of a participant’s employment agreement, (c) upon a Change in Control, (d) for grants to non-employee directors and (E) future grants of up to 345,000 shares; and (5) require that awards made under the 2008 Plan in a form other than stock options, stock appreciation rights, restricted stock or RSUs be limited to shares paid as, or in substitution for, a payment of cash or common stock under another plan or a bonus award of the Company.

The amendment by the Board of Directors to increase the aggregate number of shares subject to the 2008 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting. The other amendments described above are not subject to stockholder approval at the Annual Meeting.

The 2008 Plan, as amended, is summarized below and attached as Annex A to this Proxy Statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex A carefully before you decide how to vote.

Administration

With respect to awards to all participants except the non-employee directors, the 2008 Plan is administered by a committee appointed by the Board of Directors consisting of two or more of its members who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Code (the “Committee”). The Compensation Committee has been designated by the Board of Directors to serve as the Committee. In the case of awards to non-employee directors, those awards are made and administered not by the Committee but by the Board of Directors or a committee of the Board of Directors to whom it has delegated its authority (the “Board Committee”). The Board of Directors has designated the Corporate Governance and Nominating Committee as the Board Committee having and exercising all of the powers of the Committee with respect to awards to non-employee directors.

The Committee has the exclusive power to administer the 2008 Plan, including the power to select individuals to participate in the 2008 Plan, to determine the type, size and terms and conditions of awards and all other matters to be determined in connection with any award.

The Committee also has the power and authority to make any adjustments necessary or desirable as a result of the granting of awards to participants located outside the United States, and to adopt, to amend or to rescind subplans relating to the operation and administration of the 2008 Plan outside of the United States in order to accommodate the local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the 2008 Plan outside of the United States. The Committee may also adopt rules, procedures or subplans applicable to particular affiliates or locations.

Eligible Participants

The persons eligible to participate in the 2008 Plan are non-employee directors of the Company and employees, consultants, advisors and other individuals performing services for the Company and its affiliates.

Limitation on Shares Available

The maximum number of shares of common stock available for grant of awards under the 2008 Plan if this amendment is approved (subject to adjustment as described below) will be equal to the sum of: (1) 6,935,000 shares of common stock, (2) the number of shares of common stock subject to outstanding awards as of the effective date of the 2008 Plan under the 1999 LTIP, that on or after the effective date of the 2008 Plan, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock), and (3) the number of shares of common stock surrendered by participants under the 2008 Plan or retained by the Company after the effective date of the 2008 Plan to pay all or a portion of the exercise price and/or withholding taxes relating to any outstanding awards under the 1999 LTIP; provided that no more than 4,225,000 shares of common stock may be issued pursuant to incentive stock options.

If any shares of common stock subject to an award are forfeited or such award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual issuance of shares of common stock, any shares of common stock counted against the number of shares of common stock available for issuance pursuant to the 2008 Plan with respect to such award will, to the extent of any such forfeiture, settlement, or termination, again be available for awards under the 2008 Plan. Awards based upon the value of common stock (whether paid in cash or in common stock), any shares of common stock retained by the Company in satisfaction of the participant’s obligation for withholding taxes, and shares of common stock not issued as a result of a net exercise of a stock option are not treated as shares of common stock issued pursuant to the 2008 Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its affiliates will not be counted against the shares available for issuance under the 2008 Plan. The shares of common stock covered by the 2008 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Types of Awards

The 2008 Plan allows for the grant of stock options; stock appreciation rights; restricted stock; RSUs; and other awards based upon or measured by an amount or the fair market value of shares of common stock, granted as or in substitution for any right to receive a payment under any other plan or bonus award of compensation. All awards under the 2008 Plan may or may not be subject to certain performance requirements. Awards under the 2008 Plan may be paid in cash, common stock, or other property, as determined by the Committee. No determination has been made as to the types or amounts of awards that will be granted to specific individuals in the future pursuant to the 2008 Plan if this amendment is approved.

A stock option, which may be a nonqualified or an incentive stock option, is the right to purchase a specified number of shares of common stock at a price (the “exercise price”) fixed by the Committee. The exercise price paid to the Company generally may be no less than the fair market value of the underlying common stock on the date of grant. The fair market value of a share of common stock on a given date is determined by the closing price as reported on the New York Stock Exchange on such date. All stock options will expire no later than ten years after the date on which they are granted. Payment of the exercise price may be made in such form as determined by the Committee, including: (1) cash; (2) tender of common stock having a fair market value equal to the exercise price; or (3) a combination of these methods of payment. In addition, if the Committee so decides, the Company may accept the surrender of stock options as consideration for payment.

A stock appreciation right is a right to receive cash, common stock, or a combination of both as determined by the Committee, based on the increase in the fair market value of the common stock over the exercise price specified in the stock appreciation right. The exercise price is fixed by the Committee but may not be less than the fair market value of the common stock on the date of grant. The Committee may grant stock appreciation rights either alone or in conjunction with other awards. A stock appreciation right granted in conjunction with a previously granted stock option must have a per-share exercise price no less than the fair market value of the common stock on the date that the stock option was previously granted.

The Committee may not decrease the exercise price of an outstanding stock option or the exercise price of a stock appreciation right, other than to make adjustments under the anti-dilution provisions of the 2008 Plan, nor may a stock option be cancelled and a new lower priced option granted in exchange for such stock option, in either case without stockholder approval.

Restricted stock is the grant of shares of common stock that are subject to transfer and other restrictions imposed by the Committee which may constitute a substantial risk of forfeiture. The restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee determines.

RSUs represent the right to receive a payment that is valued by reference to common stock, which value may be paid by delivery of such property as the Committee determines, including without limitation, cash, common stock, other property, or any combination thereof which right to payment may be subject to such conditions and other limitations and restrictions, all as determined by the Committee. The restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee determines.

In the case of restricted stock, a participant prior to the expiration of the restricted period, generally, has all of the rights of a stockholder, including, the right to vote the restricted stock, but any dividends (whether in cash or in shares of common stock) on the restricted stock during the restricted period will only be distributed to the participant, if at all, when and to the extent that the restrictions on the restricted stock that generated the dividend lapse. Generally, upon termination of employment prior to a specific vesting dates, any shares of restricted stock (and any unpaid dividends) that are at that time are subject to restrictions are forfeited. A participant who has received RSUs does not have any of the rights of a stockholder until any shares of common stock in payment of the RSUs are delivered to the individual.

Performance-Based Qualifying Awards

The Committee may (but is not required) to grant awards under the 2008 Plan that will qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve the deductibility of such awards for federal income tax purposes when paid to the Company’s “covered employees” as defined in Section 162(m) of the Code. Participants granted a performance-based qualifying award are only entitled to receive payment pursuant to the qualifying award for a given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied.

These pre-established performance goals, which may vary by participant and by award, must be based upon the attainment of specific amounts of, or changes in, one or more of the following: the fair market value of the common stock, dividends per share, revenues, operating income, cash flow, earnings before or after income taxes, net income, stockholders’ equity, return on equity, book value per share, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, and operating efficiency or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant affiliate or other business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal established by the Committee may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company or any affiliate and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charges, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, assets or net assets.

Prior to the payment of any award granted as a qualifying award, the Committee must certify in writing that the performance goals were satisfied. In determining the amount of the qualifying award actually paid to an individual, the Committee may be reduce (but not increase) the amount determined by the applicable performance goal formula.

The maximum number of shares of common stock with respect to which qualifying awards may be granted to any participant in any calendar year (whether such qualifying awards are paid in common stock or a payment with respect to, or valued by reference to such common stock) is 1,000,000 shares of common stock.

Change in Control and Capital Structure

If a Change in Control (as defined in the 2008 Plan) of the Company occurs, the Committee may provide for the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any award, the lapsing of any restrictions, risks of forfeiture or other similar limitations, and the deemed satisfaction of any performance conditions (including those applicable to performance-based qualifying awards). The Committee may also provide that an award will terminate and in lieu of such award the participant will receive a payment in exchange for the termination of the award (equivalent to the amount and in the form the participant would have received if the award were then payable and/or the participant had been able to receive the same as holders of common stock in respect of the net shares of common stock that could be paid pursuant to the award). Finally, the Committee may provide that in the event of a Change in Control, substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder may be granted in exchange for outstanding awards.

In the event of any corporate transaction involving the capital structure of the Company, including any stock dividend, stock split, reverse stock split, split-off, recapitalization, rights offering, reverse stock split recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, distributions to stockholders other than regular cash dividend distributions, or sale, lease or transfer of substantially all of the assets of the Company or other transaction similar to the foregoing, the Board of Directors shall make such equitable adjustments as it may deem appropriate in the 2008 Plan and the awards thereunder, including, without limitation, an adjustment in (1) the total number of shares of common stock which may thereafter be issued pursuant to awards under the 2008 Plan and the maximum number of shares of common stock that may be issued pursuant to stock options intended to qualify as incentive stock options, (2) the number of shares of common stock with respect to which qualifying awards may be granted to any participant in any calendar year, and (3) the exercise price, base price or other price or value at the time of grant relating to any award.

Recoupment

If any award is paid, vests or becomes exercisable in accordance with the 2008 Plan on the basis of financial results achieved by the Company, the Company is subsequently required to restate its financial statement resulting in such financial results being reduced such that the award would not have been paid, vest or become exercisable (or would have been paid, vest or become exercisable as to a lesser amount), and the participant who received the award had actual knowledge of the circumstances requiring the restatement, then such participant may have the award reduced to the level, if any, that in the Committee’s sole judgment would have been earned on the basis of the revised financial statements. Award agreements may require the participant receiving the award, as a condition to the receipt of the award, to agree that the award may be reduced, and the Company may seek recovery from the participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law.

Duration, Amendment and Termination

The 2008 Plan became effective when adopted by the Board of Directors on April 16, 2008, and the 2008 Plan will terminate at the close of business on April 16, 2018, unless sooner terminated by the Board of Directors.

The Board of Directors may terminate or amend the 2008 Plan in whole or in part at any time, however, no termination or amendment may materially and adversely affect any rights or obligations with respect to any awards previously made. In addition, an affirmative vote of the holders of a majority of the shares of common stock is required to (1) increase the aggregate number of shares subject to the 2008 Plan, (2) extend the maximum term of awards under the 2008 Plan or the 2008 Plan itself, (3) decrease the exercise price of stock options granted under the 2008 Plan or the exercise price of stock appreciation rights granted under the 2008 Plan to less than the fair market value of common stock at the time of grant, or (4) make any other change that would require stockholder approval under any regulatory requirement applicable to the 2008 Plan (including as necessary to comply with any applicable stock exchange listing requirement). Generally, and in most cases only with the consent of the participants affected, the Committee may amend outstanding award agreements in any manner not inconsistent with the terms of the 2008 Plan.

Stock Price

The closing price of our common stock reported on the New York Stock Exchange on April 23, 2009, was $11.98 per share.

Certain U.S. Federal Income Tax Consequences of Awards Under the 2008 Plan

The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of participation in the 2008 Plan and the receipt of awards or payments thereunder by participants subject to U.S. income taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. income taxes.

Stock Options.  The grant of a stock option will have no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon the exercise of a nonqualified option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price.

Gain realized upon a disposition of the common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of common stock for at least two years after the date the option was granted and for one year after the date of exercise. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price.

The Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares acquired pursuant to the option for the incentive stock option holding periods.

Stock Appreciation Rights.  As with an option, the grant of a stock appreciation right will have no tax consequences for the participant or the Company. Upon exercise of a stock appreciation right, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price.

Restricted Stock.  A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of shares of restricted stock. When the shares vest, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time less the amount, if any, paid for the shares. However, a participant may elect to recognize taxable ordinary income in the year the shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. Any gain or loss recognized by the participant upon the subsequent disposition of the shares will be taxed as short-term or long-term capital gain but will not result in any further deduction for the Company.

RSUs.  A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of RSUs. A participant who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of RSUs granted to such participant less any amount paid for the RSUs at the end of the restriction period or, if later, the payment date.

Generally, and except as noted above with respect to incentive stock options, the Company should be able to claim an income tax deduction at the time the participant recognizes the income attributable to an award, subject to Section 162(m) of the Code with respect to awards payable to covered employees.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards, particular circumstances, or all awards available under the 2008 Plan. It is based on U.S. federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

The affirmative vote of holders of a majority of shares of common stock represented at the Annual Meeting is required to approve this amendment.

The Board of Directors recommends a vote FOR the approval of the amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO Seidman, LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2009. BDO Seidman, LLP has been the independent registered public accounting firm for the Company since November 15, 1992. During 2008, BDO Seidman, LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Audit Matters” beginning on page 49. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment is not ratified by our stockholders, the Audit Committee will consider whether it should appoint another independent registered public accounting firm. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will respond to appropriate questions from stockholders.

Ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the year 2009 will be decided by a majority of the votes FOR or AGAINST the proposal at the Annual Meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 23, 2009 (except as otherwise stated in the footnotes to the table) regarding beneficial ownership of the Company’s common stock by: (1) the named executive officers listed in the “Summary Compensation Table” on page 21; (2) each director of the Company; (3) all current directors and current executive officers of the Company as a group; and (4) each other person or entity known by the Company to own beneficially more than five percent of the Company’s outstanding common stock. Percentage ownership is based on 126,047,291 shares of common stock outstanding as of April 23, 2009, the record date for the Annual Meeting. Except as otherwise stated in the footnotes to the table, this table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	%

Named Executive Officers
Salvatore Iannuzzi(1)	1,123,845	*
Timothy T. Yates(2)	487,003	*
Darko Dejanovic(3)	476,496	*
James M. Langrock(4)	130,000	*
Lise Poulos(5)	320,402	*
Mark Stoever(6)	212,513	*
Other Directors
Robert J. Chrenc(7)	16,000	*
John Gaulding(8)	35,014	*
Edmund P. Giambastiani, Jr.(9)	5,000	*
Ronald J. Kramer(10)	61,023	*
David A. Stein(11)	43,500	*
Roberto Tunioli(12)	5,000	*
All current directors and current executive officers as a group (11 persons)(13)	2,703,283	2.1
5% Stockholders
FMR LLC(14)	15,483,895	12.3
Morgan Stanley(15)	7,137,853	5.7
Capital Research Global Investors(16)	7,079,500	5.6
Wellington Management Company, LLP(17)	6,296,481	5.0
Estate of Andrew J. McKelvey(18)	9,227,118	7.3

*	Less than 1%

(1)	The shares beneficially owned by Mr. Iannuzzi consist of (A) 321,345 shares of common stock held outright by Mr. Iannuzzi and (B) 802,500 shares of unvested restricted stock with respect to which Mr. Iannuzzi possesses sole voting power.

(2)	The shares beneficially owned by Mr. Yates consist of (A) 117,003 shares of common stock held outright by Mr. Yates and (B) 370,000 shares of unvested restricted stock with respect to which Mr. Yates possesses sole voting power.

(3)	The shares beneficially owned by Mr. Dejanovic consist of (A) 78,496 shares of common stock held outright by Mr. Dejanovic, (B) 395,000 shares of unvested restricted stock with respect to which Mr. Dejanovic possesses sole voting power and (C) 3,000 shares of common stock underlying RSUs that are scheduled to vest within 60 days of April 23, 2009. The 476,496 shares beneficially owned by Mr. Dejanovic exclude 6,000 shares of common stock underlying RSUs that are not scheduled to vest within 60 days of April 23, 2009.

(4)	The shares beneficially owned by Mr. Langrock consist of 130,000 shares of unvested restricted stock with respect to which Mr. Langrock possesses sole voting power.

(5)	The shares beneficially owned by Ms. Poulos consist of (A) 79,152 shares of common stock held outright by Ms. Poulos and (B) 241,250 shares of unvested restricted stock with respect to which Ms. Poulos possesses sole voting power.

(6)	The shares beneficially owned by Mr. Stoever consist of (A) 43,809 shares of common stock held outright by Mr. Stoever, (B) 162,500 shares of unvested restricted stock with respect to which Mr. Stoever possesses sole voting power, (C) 6,000 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 23, 2009 and (D) 204 shares of common stock held through Mr. Stoever’s 401(k) Plan account. The 212,513 shares beneficially owned by Mr. Stoever exclude 4,250 shares of common stock underlying RSUs that are not scheduled to vest within 60 days of April 23, 2009, as well as 6,000 shares of common stock underlying stock options that are not exercisable as of or within 60 days of April 23, 2009.

(7)	The shares beneficially owned by Mr. Chrenc consist of (A) 13,000 shares of common stock held outright by Mr. Chrenc and (B) 3,000 shares of unvested restricted stock with respect to which Mr. Chrenc possesses sole voting power.

(8)	The shares beneficially owned by Mr. Gaulding consist of (A) 6,500 shares of common stock held outright by Mr. Gaulding, (B) 3,000 shares of unvested restricted stock with respect to which Mr. Gaulding possesses sole voting power, (C) 1,500 shares of common stock underlying a stock award that is scheduled to vest within 60 days of April 23, 2009 and (D) 24,014 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 23, 2009.

(9)	The shares beneficially owned by Admiral Giambastiani consist of 5,000 shares of common stock held outright by Admiral Giambastiani.

(10)	The shares beneficially owned by Mr. Kramer consist of (A) 11,500 shares of common stock held outright by Mr. Kramer, (B) 3,000 shares of unvested restricted stock with respect to which Mr. Kramer possesses sole voting power, (C) 1,500 shares of common stock underlying a stock award that is scheduled to vest within 60 days of April 23, 2009 and (D) 45,023 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 23, 2009.

(11)	The shares beneficially owned by Mr. Stein consist of (A) 11,500 shares of common stock held indirectly through the David A. Stein Revocable Trust, of which Mr. Stein is the sole trustee and sole beneficiary during his lifetime, (B) 3,000 shares of unvested restricted stock with respect to which Mr. Stein possesses sole voting power, (C) 1,500 shares of common stock underlying a stock award that is scheduled to vest within 60 days of April 23, 2009 and (D) 27,500 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 23, 2009.

(12)	The shares beneficially owned by Mr. Tunioli consist of (A) 2,500 shares of common stock held outright by Mr. Tunioli and (B) 2,500 shares of unvested restricted stock with respect to which Mr. Tunioli possesses sole voting power.

(13)	The shares beneficially owned by the current directors and current executive officers as a group consist of (A) an aggregate of 634,496 shares of common stock held outright by those individuals, (B) an aggregate of 1,953,250 shares of unvested restricted stock with respect to which such individuals possess sole voting power, (C) 11,500 shares held indirectly through a trust, (D) an aggregate of 7,500 shares of common stock underlying RSUs and stock awards that are scheduled to vest within 60 days of April 23, 2009 and (E) an aggregate of 96,537 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 23, 2009.

(14)	FMR LLC may be deemed to beneficially own 15,483,895 shares of our common stock. FMR LLC has sole voting power with respect to 712,557 of the shares, sole dispositive power with respect to all 15,483,895 shares and does not have shared voting power or shared dispositive power with respect to any of the shares. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109. Information with respect to FMR LLC has been derived from its Schedule 13G/A as filed with the SEC on January 12, 2009.

(15)	Morgan Stanley may be deemed to beneficially own 7,137,853 shares of our common stock. Morgan Stanley has sole voting power with respect to 6,882,519 of the shares, shared voting power with respect to 618 of the shares, sole dispositive power with respect to all 7,137,853 shares and does not have shared dispositive power with respect to any of the shares. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036. Information with respect to Morgan Stanley has been derived from its Schedule 13G/A as filed with the SEC on February 17, 2009.

(16)	Capital Research Global Investors, a division of Capital Research and Management Company, is deemed to beneficially own 7,079,500 shares of our common stock as a result of Capital Research and Management Company acting as investment adviser to various investment companies. Capital Research Global Investors has sole voting power with respect to 5,965,000 of the shares, sole dispositive power with respect to all 7,079,500 shares and does not have shared voting power or shared dispositive power with respect to any of the shares. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071. Information with respect to Capital Research Global Investors has been derived from its Schedule 13G/A as filed with the SEC on February 13, 2009.

(17)	Wellington Management Company, LLP (“Wellington”) may be deemed to beneficially own 6,296,481 shares of our common stock. Wellington has shared voting power with respect to 6,065,181 of the shares, shared dispositive power with respect to all 6,296,481 shares and does not have sole voting power or sole dispositive power with respect to any of the shares. The address for Wellington is 75 State Street, Boston, MA 02109. Information with respect to Wellington has been derived from its Schedule 13G as filed with the SEC on February 17, 2009.

(18)	Andrew J. McKelvey, now deceased, was the Company’s Chairman and Chief Executive Officer until his resignation in October 2006. The Company believes that Mr. McKelvey’s estate beneficially owns 9,227,118 shares of the Company’s common stock, and that all of such shares are pledged to various third parties pursuant to prepaid variable forward contracts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during fiscal 2008 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that the Form 4 with respect to an award of restricted stock to Salvatore Iannuzzi on February 28, 2008 was filed one day late.

AUDIT MATTERS

The Company incurred professional fees from BDO Seidman, LLP, its independent registered public accounting firm, and BDO International affiliate firms for the following professional services:

Audit Fees.  Fees in the amount of $3.3 million and $3.0 million in 2008 and 2007, respectively, related to the audits of the Company’s annual financial statements and internal controls; the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q; the review of documents filed with the SEC; and the services that an independent registered public accounting firm would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements, such as consents and statutory audits that non-U.S. jurisdictions require.

Audit-Related Fees.  Fees in the amount of $38,000 and $0.1 million in 2008 and 2007, respectively, primarily related to the audits of the Company’s employee benefit plan, due diligence related to mergers and acquisitions and accounting consultation.

Tax Fees.  Fees in the amount of $0.2 million in each of 2008 and 2007 related to professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  The Company did not incur any fees from BDO Seidman, LLP in 2008 or 2007 other than as described above.

The Company’s Audit Committee has determined that the non-audit services provided by BDO Seidman, LLP in connection with the years ended December 31, 2008 and 2007 were compatible with the auditors’ independence. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of BDO Seidman, LLP will also be available to respond to appropriate questions from stockholders.

Pre-Approval Policies

The Audit Committee pre-approves all anticipated annual audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such permissible services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. All “Audit Fees,” “Audit-Related Fees” and “Tax Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Monster Worldwide, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Board of Directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations.

Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm was also responsible for expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles in the United States of America or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee discussed the statements with both management and the Company’s independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other items, discussed with BDO Seidman, LLP, matters relating to BDO Seidman, LLP’s independence, including the written disclosures made to the Audit Committee as required by the Independence Standards of the PCAOB.

Finally, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

On the basis of these reviews and discussion, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Members of the Audit Committee

Ronald J. Kramer, Chairman
Robert J. Chrenc
John Gaulding
Roberto Tunioli

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Monster adheres to a strict policy against its directors, officers and employees entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Business Conduct and Ethics and the Corporate Governance Guidelines. The Corporate Governance Guidelines provide that if an actual or potential conflict of interest arises for a director, the director must promptly inform the Chairman of the Board of Directors. If a significant conflict exists and cannot be resolved, the director must resign from his or her position from the Board of Directors. Directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests. In addition, the Company’s legal department, together with outside legal counsel, is responsible for monitoring compliance with this policy. The Company’s Audit Committee is responsible for reviewing any “related person transaction,” as defined under SEC rules, which generally includes any transaction, arrangement or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” mean directors and executive officers and their immediate family members, and stockholders owning five percent or more of the Company’s outstanding stock.

Since January 1, 2008, we have not been a party to, and we have no plans to be a party to, any transactions considered to be related person transactions, other than in connection with the transactions described below.

Settlement with Andrew J. McKelvey

On November 6, 2008, the Company, the Special Litigation Committee and Andrew J. McKelvey, our former Chairman and Chief Executive Officer, received Court approval of a settlement of the Company’s claims against Mr. McKelvey arising from the Company’s historical stock option grant practices made in actions filed in the United States District Court for the Southern District of New York, styled as In re Monster Worldwide, Inc. Stock Option Derivative Litigation, Master Docket 1:06:cv 04622 (S.D.N.Y.)(NRB-DCF) (Consolidated Action), and in the Supreme Court of the State of New York, New York County, styled as Louisiana Municipal Police Employees’ Retirement System, et al. v. Paul Camara, et al., Index No. 06-108700 (Supreme, N.Y. County) (previously captioned as In re Monster Worldwide, Inc. Derivative Litigation). Under the terms of the settlement agreement, Mr. McKelvey paid the Company $8.0 million and converted the 4,762,000 shares of Class B common stock owned by him into a like number of shares of ordinary common stock. Mr. McKelvey passed away in November 2008 after the settlement was effected.

Indemnification

Pursuant to the indemnification provisions contained in the Company’s by-laws, the Company is paying the legal fees incurred by certain current and former executive officers and directors in connection with legal actions and investigations arising out of the Company’s historical stock option grant practices. During the year ended December 31, 2008, the Company advanced approximately $8.1 million for such fees on behalf of such current and former executive officers and directors. Each such current or former executive officer or director has undertaken to repay to the Company any expenses advanced by the Company should it be ultimately determined that the executive officer or director was not entitled to indemnification by the Company.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

Under the SEC proxy rules, if a stockholder wants the Company to include a proposal in the Proxy Statement for the 2010 Annual Meeting, the proposal must be received by the Company at 622 Third Avenue, 39th Floor, New York, New York 10017, Attention: Secretary, no later than December 30, 2009.

Under the Company’s by-laws any stockholder wishing to make a nomination for director, or wishing to introduce any business, at the 2010 Annual Meeting must give the Company advance notice as described in the by-laws. To be timely, the Company must receive such notice for the 2010 Annual Meeting at its offices mentioned above no earlier than February 13, 2010 and no later than March 15, 2010. Nominations for director must be accompanied by written consent to serving as a director if elected.

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or individual directors as follows. Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to the Company’s Secretary at its principal office at 622 Third Avenue, 39th Floor, New York, New York 10017. Any such communication must contain (1) a representation that the stockholder is a holder of record of stock of the Company, (2) the name and address, as they appear on the Company’s books, of the stockholder sending such communication and (3) the number of shares of the Company that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: MONSTER WORLDWIDE, INC., ATTENTION: MICHAEL C. MILLER, ESQ., 622 THIRD AVENUE, 39TH FLOOR, NEW YORK, NEW YORK 10017.

ANNEX A

MONSTER WORLDWIDE, INC.

2008 EQUITY INCENTIVE PLAN
(as amended as of April 28, 2009)

1. PURPOSE OF THE PLAN.  The purpose of the Monster Worldwide, Inc. 2008 Equity Incentive Plan (the “Plan”) is to further the long-term growth of Monster Worldwide, Inc. (the “Company”) and its Subsidiaries by attracting, retaining and motivating its key employees, officers and Non-Employee Directors of the Company and its Affiliates, and consultants, advisors and other persons who may perform services for the Company or its Affiliates by providing equity incentives for them that create a proprietary interest in the Company. To achieve that purpose, the Plan permits the Company to provide equity or equity-based incentive compensation of the types commonly known as restricted stock, restricted stock units, stock options, and stock appreciation rights, as well as any other types of equity-based incentive compensation that will achieve that purpose.

2. DEFINITIONS.

In addition to capitalized terms otherwise defined herein, the following capitalized terms used in the Plan shall have the respective meanings set forth in this Section:

“1999 Long Term Incentive Plan” means the Company’s 1999 Long Term Incentive Plan, effective as of December 9, 1998 and expiring on December 9, 2008.

“Affiliate” means an entity directly or indirectly controlling, controlled by or under common control with the referenced person.

“Award,” except where referring to a particular category of grant under the Plan, shall mean any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, and an Equity-Based Award as contemplated herein.

“Award Agreement” means a written agreement, contract or such other instrument or document, including an electronic communication, in such form as the Committee shall determine from time to time, evidencing any Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means at such time as any of:

(i) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(ii) the stockholders of the Company approve a plan of complete liquidation of the Company;

(iii) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Permitted Investor, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the total voting power of the Voting Interests of the Company on a fully diluted basis;

(iv) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided that notwithstanding the foregoing, in the case of Awards granted after April 28, 2009, the Change in Control shall only be deemed to occur simultaneously with the consummation of such merger or consolidation; or

(v) the first day as of which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the compensation committee of the Board or another committee of the Board appointed in accordance with Section 3(a).

“Common Stock” means the Company’s common stock, par value $0.001 per share, either currently existing or authorized hereafter.

“Continuing Directors” means (i) the directors of the Company on the Effective Date, and (ii) each other director if, in each case, such other director’s nomination for election or election to the Board of Directors of the Company is recommended or approved by at least a majority of the then Continuing Directors.

“Effective Date” means January 1, 2008.

“Equity-Based Award” means a right to a payment in shares of Common Stock, or a right to a payment that is based upon or measured by an amount of shares of Common Stock, or a right to a payment that is based upon or measured by the Fair Market Value of Common Stock, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per share of Common Stock, determined by the Committee but subject to the Plan, at which a Stock Option or a Stock Appreciation Right may be exercised.

“Fair Market Value” per share of Common Stock as of a particular date means the closing sales price per share of the Common Stock as published by the principal national securities exchanges (including but not limited to the NYSE) on the date as of which the determination is made, or if there were no sales on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of Common Stock are not then listed on a national securities exchange on such date, the closing price, or if none, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, such value of a share of Common Stock on such date as the Committee in its discretion may in good faith determine. The Fair Market Value of any property other than Common Stock shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

“Incentive Stock Option” means a Stock Option that qualifies as an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Employee Director” means a director of the Company who is not an employee of the Company or its Affiliates.

“Permitted Investor” means (i) any person that owns shares of Class B Common Stock of the Company on the Effective Date; provided, however, that, no person that owns shares of Class B Common Stock on the Effective Date shall be deemed a Permitted Investor pursuant to the exemption provided in this clause (i) once such person no longer holds all or substantially all of such shares of Class B Common Stock (whether as a result of the conversion of such shares or otherwise); (ii) any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that a majority of the Continuing Directors shall have approved the acquisition of more than 25% of the outstanding Voting Interest by such person or group; provided that such Continuing Directors approve such acquisition (1) prior to the date such person or group beneficially owns, directly or indirectly, more than 5% of the Voting Interest, (2) in the case of any holder of more than 5% and less than 10% of the Common Stock on the Effective Date , prior to the date such person or group beneficially owns, directly or indirectly, more than 10% of the Voting Interest (or 15% of the Voting Interest if such holder owns more than 10% of the Voting Interest solely as a result of the conversion of all or substantially all of the shares of Class B Common Stock), or (3) in the case of any holder of more than 10% of the Common Stock on the Effective Date, prior to the date such person or group beneficially owns, directly or indirectly, more than 20% of the Voting Interest; or (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company or any subsidiary of the Company. Notwithstanding the foregoing, no such person or group shall be deemed a Permitted Investor if, in connection with the acquisition of the Voting Interest by such person or group, the Voting Interest are no longer listed on a U.S. national securities exchange or the NASDAQ Stock Market.

“Restricted Stock” means the right to receive a number of shares of Common Stock that are subject to restrictions on transferability and any other restrictions, all as determined by the Committee.

“Restricted Stock Unit” means the right to receive a payment that is valued by reference to Common Stock, which value may be paid by delivery to the Participant of such property as the Committee shall determine, including without limitation, cash, Common Stock, other property, or any combination thereof which right to payment may be subject to such conditions and other limitations and restrictions, all as determined by the Committee.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right to receive the appreciation in the Fair Market Value of a specified number of shares of Common Stock, at an Exercise Price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions, all as determined by the Committee.

“Stock Option” means the right to purchase a number of shares of Common Stock, at an Exercise Price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions, all as determined by the Committee.

“Subsidiary” means any Company that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company.

“Voting Interests” means shares of capital stock issued by the Company, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors of the Company, even if the right so to vote has been suspended by the happening of such a contingency.”

3. ADMINISTRATION OF THE PLAN.

(a) Committee Members:  The Plan shall be administered by the Committee appointed by the Board consisting of two or more of its members who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code, as the Board may from time to time designate; provided that no action taken by the Committee (including without limitation grants or Awards) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence.

(b) Committee Authority:  Subject to the provisions of the Plan, the Committee shall have the exclusive power to select the persons to participate in the Plan, to determine the type, size and terms and conditions of Awards (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with any Award to be made to each Participant selected, and to determine the time or times when Awards will be granted or paid. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, authorize the transfer of Awards and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, the Company, its Affiliates, its stockholders and Participants and their beneficiaries or successors and their permitted transferees). Notwithstanding anything to the contrary herein, with respect to Awards granted on or after April 28, 2009, the Committee may not, without the approval of the Company’s stockholders, exercise its discretion to accelerate the vesting, delivery or exercisability of such Awards except in cases relating to the Participant’s death, disability or retirement or in the event of a Change in Control of the Company.

(c) Grants Outside of the United States:  The Committee shall also have the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to Participants located outside the United States, and to adopt, to amend or to rescind subplans relating to the operation and administration of the Plan outside of the United States in order to accommodate the local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan outside of the United States, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.

(d) Grants to Non-Employee Directors:  Any Awards to Non-Employee Directors under the Plan shall be made by the Board or a committee of the Board to whom it has delegated its authority (the Board or the committee to whom it has delegated such authority being referred to herein as the “Board Committee”). With respect to Awards to such Non-Employee Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board Committee, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board Committee.

4. PARTICIPATION.  Key employees, officers and Non-Employee Directors of the Company and its Affiliates, and consultants, advisors and other persons who may perform services for the Company or its Affiliates shall be eligible to receive Awards under the Plan (the “Participants”). The Committee shall select from among the Participants the persons who shall receive Awards pursuant to the Plan.

5. SHARES OF STOCK SUBJECT TO THE PLAN.  Subject to adjustment as provided in Section 7(a) hereof, the maximum number of shares available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of: (a) 6,935,000 shares of Common Stock, (b) the number of shares of Common Stock subject to outstanding awards as of the effective date of the Plan under the 1999 Long Term Incentive Plan that on or after the effective date of the Plan cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock), and (c) the number of shares of Common Stock surrendered by Participants or retained by the Company after the effective date of the Plan to pay all or a portion of the exercise price and/or withholding taxes relating to any outstanding awards under the 1999 Long-Term Incentive Plan; provided that no more than 4,225,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. Shares of Common Stock to be issued under the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares, including shares acquired by purchase.

No Award may be granted if the number of shares of Common Stock to which such Award relates, when added to the number of shares of Common Stock previously issued under the Plan and the number of shares of Common Stock which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares of Common Stock available for issuance pursuant to the Plan. If any shares of Common Stock subject to an Award are forfeited or such Award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual issuance of shares of Common Stock to the Participant, any shares of Common Stock counted against the number of shares of Common Stock available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan. For this purpose, Awards based upon, or measured by, the value or changes in the value of shares of Common Stock (whether paid in cash or shares of Common Stock), any shares of Common Stock tendered to or retained by the Company in satisfaction of the participant’s obligation for the Exercise Price or withholding of taxes, and shares of Common Stock not issued as a result of a net exercise of a Stock Option or net settlement of a Stock Appreciation Right shall not be treated as shares of Common Stock issued pursuant to the Plan.

Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, shall not reduce the maximum number of Common Stock that may be issued under the Plan or the maximum number of Common Stock authorized for grant to a Participant in any calendar year described in Section 6(i).

6. AWARDS.

(a) General:  Awards may be granted as Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and any other Equity-Based Awards determined by the Committee to be consistent with the purposes of the Plan, all of which shall be granted on the terms and conditions set forth in this Section 6 and such other terms and conditions, not inconsistent therewith, as the Committee shall determine. The Committee shall determine the number of shares of Common Stock to be issued to a Participant pursuant to an Award, and may grant any Award either alone, or in conjunction with, another Award, either at the time of grant or by amendment thereafter, or may grant any Awards in the alternative, so that the exercise of one Award shall result in the forfeiture or, or an adjustment to, another Award.

(b) Vesting, Other Performance Requirements and Forfeiture:  In making Awards under the Plan, the Committee may, on the date of grant or thereafter, (i) specify that the right to exercise, receive, retain and/or transfer such Award or the economic value derived therefrom shall be conditional upon the fulfillment of specified conditions, including, without limitation, completion of specified periods of service in the employ of the Company or its Affiliates, and/or the achievement of specified business and/or personal performance goals, and (ii) provide for the forfeiture of all or any portion of any such Awards or the economic value derived therefrom in specified circumstances. The Committee may also specify by whom and/or in what manner the accomplishment of any such performance goals shall be determined. Notwithstanding the foregoing, the Committee shall retain full power to accelerate or waive any such condition as it may have previously imposed, except as prohibited by Sections 6(f)(i) and 6(g). All Awards shall be evidenced by an Award Agreement, and each Award Agreement shall specify the terms, conditions, restrictions and limitations applicable to such Award.

(c) Term of Awards:  The term of each Award shall, except as otherwise provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award exceed a period of ten years from the date of grant of the Award. The Committee may establish the extent to which the term of an Award shall continue or terminate in the event the Participant terminates employment or the performance of services, including as a result of death or disability.

(d) Stock Options:  The Committee may grant Stock Options to Participants on the following terms and conditions:

(i) Stock Options granted may include Incentive Stock Options and Stock Options that are not Incentive Stock Options; provided that Incentive Stock Options may only be granted to key employees and officers of the Company and its Subsidiaries. A Stock Option granted under the Plan that was intended to qualify as an Incentive Stock Option but fails or ceases to qualify as an Incentive Stock Option for any reason shall still constitute a Stock Option under the Plan.

(ii) The term of any Stock Option shall be determined by the Committee, but in no event shall any Stock Option be exercisable more than ten years after the date on which it was granted.

(iii) The Exercise Price of any Stock Option shall be determined by the Committee at the time the Stock Option is granted, but the Exercise Price per share shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted, except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines. Notwithstanding any other provision of the Plan, unless such action is approved by the Company’s stockholders or is in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or a change in control), the Exercise Price of any outstanding Stock Option may not be reduced (except pursuant to Section 7), nor may a Stock Option be cancelled in exchange for cash, other Awards, or a new Stock Option granted in consideration therefore (whether for the same or a different number of shares) having a lower Exercise Price than the Exercise Price of the Stock Option cancelled.

(iv) Upon exercise of a Stock Option, the Exercise Price shall be payable to the Company in cash, or, at the discretion of the Committee, in shares of Common Stock valued at the Fair Market Value thereof on the date provided by the Committee in the Award Agreement for payment, or in a combination of cash and shares of Common Stock. The Company may, if the Committee so determines, accept the surrender by a Participant, or the personal representative of a Participant, of a Stock Option, in consideration of a payment by the Company equal to the difference obtained by subtracting the aggregate Exercise Price from the aggregate Fair Market Value of the Common Stock covered by the Stock Option on the date of such surrender, such payment to be in cash, or, if the Committee so provides, in shares of Common Stock valued at Fair Market Value on the date of such surrender, or partly in shares of Common Stock and partly in cash. The Participant may, subject to procedures satisfactory to the Committee (and to the extent permitted by applicable law), effect such surrender by presenting proof of record ownership of such Common Stock, or, to the extent permitted by the Committee, beneficial ownership of such Common Stock, in which case the Company shall treat the Stock Option as exercised without further payment and shall withhold such number of shares of Common Stock from the shares of Common Stock acquired by the exercise of the Stock Option.

(e) Stock Appreciation Rights:  The Committee may grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i) The per-share Exercise Price of Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted, but the Exercise Price per share shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted, except for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines; provided, however, that if the Stock Appreciation Right is granted in tandem with, but subsequent to, a Stock Option the Stock Appreciation Right Stock shall have a per-share Exercise Price not less than the Exercise Price of the Stock Option to which the Stock Appreciation Right is granted in tandem (so that the exercise of the Stock Appreciation Right shall result in the forfeiture or, or an adjustment to, the related Stock Option). Notwithstanding any other provision of the Plan, unless such action is approved by the Company’s stockholders or is in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or a change in control), the Exercise Price of any outstanding Stock Appreciation Right may not be reduced (except pursuant to Section 7), nor may a Stock Appreciation Right be cancelled in exchange for cash, other Awards, or a new Stock Appreciation Right granted in consideration therefore (whether for the same or a different number of shares) having a lower Exercise Price than the Exercise Price of the Stock Appreciation Right cancelled.

(ii) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of shares of Common Stock subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Stock under such Award of Stock Appreciation Rights are used to calculate the cash, Common Stock or property or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

(f) Restricted Stock:  The Committee may grant Restricted Stock to Participants on the following terms and conditions:

(i) Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions, if any, may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine; provided, however, that with respect to Restricted Stock granted on or after April 28, 2009, no restriction relating to the vesting of such Restricted Stock that is based upon specified performance goals shall be based on a performance period of less than one year, and no restriction that is based upon continued employment or the passage of time alone shall provide for vesting of Restricted Stock more rapidly than in equal installments over three years from the date the Restricted Stock is granted, in each case except (A) upon the death, disability or retirement of the Participant, (B) as may be required under terms in effect prior to April 28, 2009 of a Participant’s employment agreement, (C) upon a Change in Control, (D) for Restricted Stock granted to Non-Employee Directors and (E) up to 345,000 shares of Common Stock that may be granted to Participants other than Non-Employee Directors as Restricted Stock or Restricted Stock Units without any minimum vesting period. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including, without limitation, the right to vote Restricted Stock and the right to receive dividends (whether in cash or in shares of Common Stock) thereon, except that any dividends received with respect to Restricted Stock granted on or after April 28, 2009 shall be subject to the same restrictions as the Restricted Stock in respect of which the dividends were received.

(ii) Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment prior to specific vesting dates, shares of Restricted Stock (and any dividends) that are at that time subject to restrictions shall be forfeited.

(iii) Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and, if the Committee so determines, the Company shall retain physical possession of the certificate representing such Restricted Stock (whether or not vested).

(g) Restricted Stock Units:  The Committee may grant Restricted Stock Units to Participants. Restricted Stock Units shall vest and/or become payable to a Participant upon the achievement of specified performance goals, after a specified period of continued employment with the Company or its Affiliates, or both, as the Committee may impose at the date of grant or thereafter, which vesting may occur in whole or in part or in combination at such times, under such circumstances, as the Committee may determine; provided, however, that with respect to Restricted Stock Units granted on or after April 28, 2009, the vesting of such Restricted Stock Units that is based upon the achievement of specified performance goals shall be based on a performance period of not less than one year, and no condition that is based upon continued employment or the passage of time alone shall provide for vesting of the Restricted Stock Units more rapidly than in equal installments over three years from the date the Restricted Stock Units were granted, in each case except (A) upon the death, disability or retirement of the Participant, (B) as may be required under terms in effect prior to April 28, 2009 of a Participant’s employment agreement, (C) upon a Change in Control, (D) for Restricted Stock Units granted to Non-Employee Directors and (E) up to 345,000 shares of Common Stock that may be granted to Participants other than Non-Employee Directors as Restricted Stock or Restricted Stock Units without any minimum vesting period. Settlement of Restricted Stock Units shall be made in cash or shares of Common Stock or any combination thereof, as determined by the Committee.

(h) Other Equity-Based Awards:  The Committee, subject to limitations under applicable law, may grant to Participants Equity-Based Awards, in addition to those provided in Sections 6(d), (e), (f), and (g) hereof, as deemed by the Committee to be consistent with the purposes of the Plan, as or in substitution for any right of a Participant to receive a payment under any other plan or bonus award of compensation, whether of cash, property or shares of Common Stock, from the Company or an Affiliate.

(i) Certain Qualifying Awards:  The Committee, in its sole discretion, may grant an Award to any Participant with the intent that such Award qualifies as “performance-based compensation” under Section 162(m) of the Code (a “Qualifying Award”). The right to receive or retain any Award granted as a Qualifying Award (other than a Stock Option or a Stock Appreciation Right) shall be conditional upon the achievement of specified performance goals during a calendar year or such other period (a “Performance Period”) as may be established by the Committee. Performance goals shall be established in writing by the Committee prior to the beginning of each Performance Period, or at such other time no later than such time as is permitted by the applicable provisions of the Code. Such performance goals, which may vary from Participant to Participant and Award to Award, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: the Fair Market Value of Common Stock, dividends per share, revenues, operating income, cash flow, earnings before or after income taxes, net income, stockholders’ equity, return on equity, book value per share, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, and operating efficiency or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business restructurings, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant Affiliate or other business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company or any Affiliate and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charges, types of expenses, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, assets or net assets. Prior to the payment of any Award granted as a Qualifying Award, the Committee shall certify in writing that the performance goals were satisfied. The amount of the Qualifying Award actually paid to a Participant at the discretion of the Committee may be less, but shall not be more, than the amount determined by the applicable performance goal formula. The maximum number of shares of Common Stock with respect to which Qualifying Awards may be granted to any Participant in any calendar year (whether such Qualifying Awards are paid in Common Stock or a payment with respect to, or valued by reference to such Common Stock) shall be 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 7(a) hereof.

(j) Form, Time and Deferral of Payments:  Awards may be paid in such forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other Awards (including, by way of illustration and not by way of limitation, as Restricted Stock), or other property. At the time the Committee grants each Award under the Plan, the Committee shall specify the time (which time may be a specific date or event, or the time of the satisfaction of any performance goals or other condition imposed by the Committee) of the payment of the Award. The Committee, whether at the time of grant of an Award or at any time thereafter prior to payment, exercise or settlement, may permit (subject to the requirements of applicable law and Sections 162(m) and 409A of the Code and any conditions as the Committee may from time to time establish) a Participant to elect to defer receipt of all or any portion of any payment of an Award that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. Deferrals shall be for such periods and upon such other terms as the Committee may determine, all of which terms (including the amount (or methods for determining the amount) of the deferrals payable (which may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividends in respect of deferred amounts credited in Common Stock equivalents), the time when such deferrals shall be payable and conditions of, and any limitations or changes to, such elections) shall be set forth in the Award Agreement, which terms shall comply with the requirements of Section 409A of the Code and, in the case of any Qualifying Award, shall comply with the requirements of Section 162(m) of the Code. The Committee’s procedures may provide that such payment, exercise or settlement shall be in a lump sum or in installments over such period as the Committee in its discretion may allow and may require that, notwithstanding a Participant’s election, payment, exercise of settlement of an Award shall be made upon, or deferred until a specified period after, a Participant’s death or disability, termination of employment or other event.

(k) Change of Control:  If a Change in Control shall occur, then the Committee may provide for any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, the lapsing of any restrictions, risks of forfeiture or other similar limitations, and the deemed satisfaction of any performance conditions (including those applicable to Qualifying Awards), to the extent, as of a date, and subject to such other terms and conditions as determined by the Committee; (ii) any or all Awards shall terminate and each Participant shall receive a payment in exchange for the termination of such Award in any amount equivalent to the amount, and in the form, the Participant would have received if the Award were then payable and/or the Participant had been able to receive the same as holders of Common Stock in respect of the net shares of Common Stock that could be paid pursuant to the Award; and/or (iii) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder; provided, however, that the Committee shall not take any action with respect to any Award if the effect of such action would be to cause all or any part of the Award to be subject to the increased tax in Section 409A(a)(1)(B)(i) of the Code.

7. DILUTION AND OTHER ADJUSTMENTS.

(a) Changes in Capital Structure:  In the event of any corporate transaction involving the capital structure of the Company, including, without limitation, any stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, rights offering, capital reorganization, reclassification of shares of Common Stock, merger, consolidation, distributions to shareholders other than regular cash dividend distributions, or sale, lease or transfer of substantially all of the assets of the Company or other transaction similar to the foregoing, the Board shall make such equitable adjustments as it may deem appropriate in the Plan and the Awards thereunder, including, without limitation, an adjustment in (i) the total number of shares of Common Stock which may thereafter be issued pursuant to Awards under the Plan and the maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to qualify as Incentive Stock Options pursuant to Section 5 hereof, (ii) the number of shares of Common Stock with respect to which Qualifying Awards may be granted to any Participant in any calendar year under Section 6(i) hereof, and (iii) the Exercise Price, base price or other price or value at the time of grant relating to any Award. Moreover, in the event of any such transaction, the Board may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Agreements evidencing Awards may include such provisions as the Committee may deem appropriate with respect to the adjustments to be made to the terms of such Awards upon the occurrence of any of the foregoing events.

(b) Limits on Discretion to Make Adjustments:  Notwithstanding any provision of this Section 7 to the contrary, no adjustment shall be made (i) in any outstanding Qualifying Awards to the extent that such adjustment would adversely affect the status of that Qualifying Award as “performance-based compensation” under Section 162(m) of the Code, and (ii) with respect to any Award if the effect of such adjustment or other action would be to cause all or any part of the Award to be subject to the increased tax in Section 409A(a)(1)(B)(i) of the Code.

8. MISCELLANEOUS PROVISIONS.

(a) Right to Awards:  No employee, officer, consultant, advisor or other person who is or could be a Participant shall have any claim or right to be granted any Award under the Plan.

(b) Rights as Stockholders:  A Participant shall have no rights as a holder of Common Stock by reason of Awards under the Plan, unless and until the book entry is made or the certificate for the shares of Common Stock are issued to the Participant.

(c) No Assurance of Employment; Termination:  Neither the Plan nor any action taken thereunder shall be construed as giving any Non-Employee Director, employee, officer, consultant, advisor or other person who is or could be a Participant any right to be to be nominated for election by the Company’s stockholders, or retained in the employ of, or have the right to provide services to, the Company or any Affiliate. The Committee shall determine under what circumstances or when a Participant has terminated employment with, or ceased to perform services for, the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

(d) Costs and Expenses:  All costs and expenses incurred in administering the Plan shall be borne by the Company.

(e) Unfunded Plan:  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund nor to make any other segregation of assets to assure the payment of any Award under the Plan.

(f) Withholding Taxes:  The Company is authorized to withhold from any Award granted and any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property, to make payment of an Award net of a Participant’s withholding taxes and other tax obligations, and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Common Stock issued pursuant to an Award (including any net payments) shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

(g) Limits on Transferability:  No Awards under the Plan nor any rights or interests therein shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party, other than the Company or any Affiliate, nor shall such Awards or any rights or interests therein be assignable or transferable by the recipient thereof except, in the event of the recipient’s death, to his designated beneficiary as hereinafter provided, or by will or the laws of descent and distribution. During the lifetime of the recipient, Awards under the Plan requiring exercise shall be exercisable only by such recipient or by the guardian or legal representative of such recipient. Notwithstanding the foregoing, the Committee in its discretion, may provide that Awards granted pursuant to the Plan (other than a Stock Option granted as an Incentive Stock Option) may be transferable without consideration under such terms and conditions as the Committee shall determine; provided that in each such case, the Awards so transferred remain subject to the provisions (including provisions as to exercise or forfeiture and on transferability) as are set forth in the Plan and the Award Agreement relating to the Award so transferred.

(h) Beneficiary:  Any payments on account of Awards under the Plan to a deceased Participant shall be paid to such beneficiary as has been designated by the Participant in writing to the Company or, in the absence of such designation, according to the Participant’s will or the laws of descent and distribution.

(i) No Fractional Shares:  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. In the case of Awards to Participants, the Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be cancelled, forfeited or otherwise eliminated.

(j) Compliance with Legal Requirements:  No Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action deemed necessary or appropriate to meet such requirements. The Committee may impose such conditions on any Common Stock issuable under the Plan as it deems advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which the shares of Common Stock are then listed and under any blue sky or other securities laws applicable to the shares of Common Stock. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell of distribute such shares of Common Stock.

(k) Discretion:  In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, officer, consultant, advisor or other person who is or could be a Participant , the Company, any Affiliate, any stockholder or any other person. The Committee alone shall have the authority and discretion to exercise or decline to exercise any authority or to make any determination to be made under the Plan.

(l) Termination of Employment or other Retention with the Company:  For all purposes under the Plan, the Committee shall determine whether a Participant has terminated employment with or whether the performance of services for the Company and its Affiliates has terminated; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

9. AMENDMENT OR TERMINATION OF THE PLAN.  The Board, without the consent of any Participant, may at any time terminate or from time to time amend the Plan in whole or in part; provided, however, that, subject to Section 7 hereof, no such action shall materially and adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan; and provided, further, that no amendment, without approval of the holders of Common Stock by an affirmative vote of a majority of the shares of Common Stock voted thereon in person or by proxy, shall be made to (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to Section 7 hereof), (ii) extend the maximum term of Awards under the Plan or the Plan itself, (iii) decrease the Exercise Price of Stock Options granted under the Plan or the Exercise Price of Stock Appreciation Rights granted under the Plan (other than decreases pursuant to Section 7 hereof) to less than the Fair Market Value of Common Stock at the time of grant, or (iv) make any other change that materially alters the Plan that would require stockholder approval under any regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement). Subject to Section 7 hereof, with the consent of the Participants affected, the Committee may amend outstanding Award Agreements in any manner not inconsistent with the terms of the Plan; provided, however, that if the Committee determines that there have occurred or are about to occur significant changes in the Participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee to have or to be expected to have a significant effect on the performance of the Company, or any Affiliate, division or department thereof, on the Plan or on any Award under the Plan, the Committee, without the consent of the Participant, may make such changes in a Participant’s Award Agreement as are appropriate under the circumstances.

10. EFFECTIVE DATE AND TERM OF PLAN.  The Plan shall become effective when adopted by the Board, provided that the Plan is approved by the stockholders of the Company at the annual meeting of stockholders next following the adoption of the Plan by the Board, and no Award shall become exercisable, realizable or vested prior to such annual meeting. If the Plan is not so approved by the stockholders at the next annual meeting, all Awards theretofore granted shall be null and void. The Plan shall terminate at the close of business on the tenth anniversary of the date the Plan was adopted by the Board, unless sooner terminated by action of the Board. No Award may be granted hereunder after termination of the Plan, but such termination of the Plan shall not affect the validity of any Award then outstanding or any authority granted to the Committed under the Plan.

11. RECOUPMENT.  If (i) any Award is paid, vests or becomes exercisable in accordance with the Plan on the basis of financial results achieved by the Company, (ii) the Company is subsequently required to restate its financial statement resulting in such financial results being reduced such that the Award would not have been paid, vest or become exercisable (or would have been paid, vest or become exercisable as to a lesser amount), and (iii) the Participant receiving such Award had actual knowledge of the circumstances requiring the restatement, then, such Participant may have the Award reduced to the level, if any, that in the Committee’s sole judgment would have been earned on the basis of the revised financial statements. Award Agreements may require the Participant receiving the Award, as a condition to the receipt of the Award, to agree that the Award may be reduced pursuant to this Section 11, and the Company shall be entitled to seek recovery from the Participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law.

12. LAW GOVERNING.  The validity and construction of the Plan and any Award Agreements entered into thereunder shall be governed by the laws of the State of Delaware without giving effect to principles of conflict of laws, except as otherwise provided in any Award Agreement.

MONSTER WORLDWIDE, INC.
622 THIRD AVENUE
39TH FLOOR
NEW YORK, NY 10017
Two Alternate Ways to Vote
VOTE BY INTERNET OR TELEPHONE
24 Hours a Day – 7 Days a Week
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to vote up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to vote up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Monster Worldwide, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you have submitted your vote by Internet or telephone there is no need for you to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M14505-P79527	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONSTER WORLDWIDE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote On Directors		☐	☐	☐
1.	ELECTION OF DIRECTORS

	Nominees: 01) Salvatore Iannuzzi 02) Robert J. Chrenc 03) John Gaulding 04) Edmund P. Giambastiani, Jr.	05) Ronald J. Karmer 06) Roberto Tunioli 07) Timothy T. Yates

Vote on Proposals		For	Against	Abstain

2.	APPROVAL OF AN AMENDMENT TO THE MONSTER WORLDWIDE, INC. 2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN	☐	☐	☐

3.	RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS MONSTER WORLDWIDE, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009	☐	☐	☐

The Board of Directors recommends a vote FOR all of the nominees in proposal 1 and FOR proposals 2 and 3.

Note:	This proxy will be voted as specified. If no specification is made it will be voted FOR all nominees in proposal 1 and FOR proposals 2 and 3. The proxies are authorized to vote in their discretion with respect to other matters that may come before the meeting.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M14506-P79527
MONSTER WORLDWIDE, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Salvatore Iannuzzi and Timothy T. Yates, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Monster Worldwide, Inc. to be held at 10:00 a.m. on Monday, June 22, 2009, at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, NY 10036, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, as directed on the reverse side hereof.
          Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.
(To be Completed, Signed and Dated on Reverse Side)